PROSPECTUS SUPPLEMENT                                              EXHIBIT  99.1
(TO PROSPECTUS DATED                             (FORM OF PROSPECTUS SUPPLEMENT)

--------------------------------------------------------------------------------
                                 $______________
                        ADVANTA BUSINESS SERVICES CORP.,
                              SPONSOR AND SERVICER
$_________ ___% CLASS A-1 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES _____ $_________ ___% CLASS A-2 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES _____ $_________ ___% CLASS A-3 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES _____ $_________ ___% CLASS M EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES _____ $_________ ___% CLASS B EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES _____


                  The Advanta Equipment Receivables Asset-Backed Notes, Series _____ will consist of the following classes (each, a "Class"): (i) the Class A-1 Notes (the "Class A-1 Notes"), the Class A-2 Notes (the "Class A-2 Notes") and the Class A-3 Notes (the "Class A-3 Notes"; together with the Class A-1 Notes and Class A-2 Notes, the "Class A Notes"), (ii) the Class M Notes (the "Class M Notes") and (iii) the Class B Notes (the "Class B Notes"; together with the Class A Notes and the Class M Notes, the "Notes"). The Class M Notes and the Class B Notes are subordinate to the Class A Notes; the Class B Notes are subordinate to the Class M Notes.



                  The Notes will represent asset-backed debt obligations of Advanta Business Receivables LLC ("ABR LLC") and Advanta Leasing Receivables Corp. III ("ALRC III"), as joint and several obligors (the "Issuers"). The Contracts were originated or acquired by Advanta Business Services Corp. ("ABS" or the "Sponsor"). The Issuers will establish a trust estate with respect to the Notes (the "Trust Estate") with ________, as trustee (the "Trustee"). The Trust Estate will consist initially primarily of (x) a combination of leases (including, but not limited to, finance leases, true leases and full payout leases), loans contracts and promissory notes financing the purchase or lease of a variety of commercial assets, commercial products or personal property used exclusively for commercial purposes, which will primarily consist of "small-ticket" office equipment items for businesses, such as computers, copy machines, facsimile machines, telephones, alarm systems, and similar items, certain monies relating thereto received after the Cut-Off Date (the "Contracts"), certain interests in the underlying equipment, items, intangibles or property relating to the Contracts (the "Equipment," and together with the Contracts, and including certain other property appurtenant thereto, the "Receivables"), (y) $__________ (the "Initial Pre-Funded Amount") deposited in an account (the "Pre-Funding Account") on the Closing Date from the proceeds of the sale of the Notes and (z) a Reserve Account.
(cover continued on next page)


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  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

      AN INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" COMMENCING ON PAGE __ FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
  CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

         THE NOTES WILL NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF
   ADVANTA BUSINESS SERVICES CORP., ADVANTA CORP. OR ANY OF THEIR AFFILIATES,
      OTHER THAN THE ISSUERS, NOR WILL THE NOTES BE INSURED OR GUARANTEED
               BY ANY GOVERNMENTAL AGENCY OR BY ANY OTHER PERSON.
--------------------------------------------------------------------------------

                                                            Initial Public    Underwriting(1)       Proceeds to
                                                            Offering Price                           Issuers(2)
---------------------------------------------------------- ----------------- ------------------ ---------------------
Per Class A-1 Equipment Receivables Asset-Backed Note
---------------------------------------------------------- ----------------- ------------------ ---------------------
Per Class A-2 Equipment Receivables Asset-Backed Note
---------------------------------------------------------- ----------------- ------------------ ---------------------
Per Class A-3 Equipment Receivables Asset-Backed Note
---------------------------------------------------------- ----------------- ------------------ ---------------------
Per Class M Equipment Receivables Asset-Backed Note
---------------------------------------------------------- ----------------- ------------------ ---------------------
Per Class B Equipment Receivables Asset-Backed Note
---------------------------------------------------------- ----------------- ------------------ ---------------------
Total
---------------------------------------------------------- ----------------- ------------------ ---------------------

(1) The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
(2)      Before deducting expenses estimated to be $          .

                  The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, S.A. or the
Euroclear System on or about       ,       .




           The date of this Prospectus Supplement is         ,
                                                          (cover page continued)

                  Payments of principal and interest to the holders of the Class A Notes (the "Class A Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class M Notes, subordination of the Class B Notes, the Residual Interest, funds on deposit in the Reserve Account, and amounts on deposit in certain other accounts, if any. The holders of the Class M Notes (the "Class M Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class B Notes and the Residual Interest, funds on deposit in the Reserve Account, and amounts on deposit in certain other accounts, if any. The holders of the Class B Notes (the "Class B Noteholders," together with the Class A Noteholders and the Class M Noteholders, the "Noteholders") will have the benefit of limited credit support in the form of the subordination of the Residual Interest, funds on deposit in the Reserve Account, and amounts on deposit in certain other accounts, if any. Capitalized terms used herein will have the meanings ascribed to such terms herein. The pages on which terms are defined are set forth on the Index of Terms contained herein.

                  Principal and interest will be paid to the Noteholders monthly on the __ day (or the next succeeding Business Day if such __ day is not a Business Day) of each month (each, a "Payment Date"), commencing, with respect to interest, on __________, _____, and commencing, with respect to principal, on the Amortization Date (as defined herein), as further described herein.

                  Pursuant to the terms of the Receivables Transfer Agreement the Sponsor will agree to use its best efforts to transfer to the Issuers additional qualifying Contracts and the related Equipment, and the Issuers will agree to add such Contracts and interests certain in the related Equipment to the Trust Estate, during the period from and including the Closing Date to and including the _____________ Payment Date (the "Stated Amortization Date"), or, if a Required Amortization Event (as defined herein) occurs with respect to a Payment Date prior to the Stated Amortization Date, such earlier Payment Date (the earlier to occur of the Stated Amortization Date or such earlier date, the "Amortization Date") (such period being the "Interest-Only Period").

                  The Indenture will provide that, to the extent such additional qualifying Contracts (the "Additional Contracts") and related Equipment (the "Additional Equipment") (the Additional Contracts, Additional Equipment, and other property appurtenant thereto is the "Additional Property") are available from the Sponsor during the Pre-Funding Period (as defined herein) and the Interest-Only Period, as applicable, the Trustee will, on each Payment Date during such periods, disburse to the Issuers, in consideration of the pledge to the Trustee of such Additional Property (x) first, from amounts remaining on deposit in the Collection Account after the disbursement of certain payments described herein, an amount equal to the lesser of (i) such remaining amount in the Collection Account or (ii) the Aggregate Contract Balances with respect to such Additional Property, (y) second, to the extent of the funds available therein, if any, from the Additional Property Funding Account, an amount equal to the lesser of (i) the funds available in the Additional Property Funding Account and (ii) the Aggregate Contract Balances of the remaining Additional Property, and (z) third, during the Pre-Funding Period only, to the extent the amount on deposit in the Additional Property Funding Account is equal to zero as of such date, from amounts on deposit in the Pre-Funding Account, an amount equal to __% of the Aggregate Contract Balances of the remaining Additional Property. Beginning with the Amortization Date, to the extent of Available Funds available for such purpose, principal shall be due and payable to the Noteholders as described herein.

                  The stated maturity date with respect to the Notes is the Payment Date in ____________ (the "Stated Maturity Date"). However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to the Stated Maturity and it is expected that the Notes will mature prior to the Stated Maturity. See "Summary of Terms--Expected Maturity; Stated Maturity" herein.

                  The Issuers will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment Date on which the Aggregate Contract Balance is less than or equal to 10% of the Maximum Collateral Amount (as defined herein). The Issuers will give notice of such redemption to the Trustee at least 30 days before the Payment Date fixed for such redemption. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See "Description of the Notes--Redemption."

                  The Notes offered hereby are being offered pursuant to this prospectus supplement (the "Prospectus Supplement") and the accompanying prospectus dated __________ (the "Prospectus"). Sales of the Notes may not be consummated unless the purchaser has received this Prospectus Supplement and the accompanying Prospectus.

                  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE NOTES OFFERED HEREBY, INCLUDING PURCHASES OF NOTES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" HEREIN.


                             AVAILABLE INFORMATION

                  The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the series of securities offered pursuant to the Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World

Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov pursuant to Item 502(a) under Regulation S-K as recently amended in SEC Release No. 33-7289 (May 9,
1996). The Sponsor will file with the Commission such periodic reports with respect to the Notes as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.


                             REPORTS TO NOTEHOLDERS

                  During such time as the Notes remain in book-entry form, any quarterly and annual reports containing information concerning the Notes and required to be filed with the Commission will be sent to Cede & Co. ("Cede"), as nominee of The Depository-Trust Company ("DTC"), the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Notes pursuant to the Indenture. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes-Book Entry Registration Notes" in the Prospectus. However, such reports will not be sent directly to each beneficial owner while the Notes are in book-entry form. Upon the issuance of fully registered, certificated Notes, such reports will be sent directly to each Noteholder. Such reports will be prepared in accordance with generally accepted accounting principles.

                               SUMMARY OF TERMS

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

--------------------------------------------------------------------------------

Issuers ......................    Advanta Business Receivables LLC ("ABR LLC")
                                  and Advanta Leasing Receivables Corp III
                                  ("ALRC III") will be joint and several
                                  obligors with respect to the Notes.

Securities Offered ...........    $_____________ aggregate principal amount of
                                  _____% Class A-1 Equipment Receivables
                                  Asset-Backed Notes, Series _____, (the "Class
                                  A-1 Notes"), $_____________ aggregate
                                  principal amount of _____% Class A-2 Equipment
                                  Receivables Asset-Backed Notes, Series _____
                                  (the "Class A-2 Notes"), $_____________
                                  aggregate principal amount of _____% Class A-3
                                  Equipment Receivables Asset-Backed Notes,
                                  Series _____ (the "Class A-3 Notes"; together with the Class A-1 Notes and Class A-2 Notes, the "Class A Notes"); $_____________ aggregate principal amount of _____% Class M Equipment
                                  Receivables Asset-Backed Notes, Series _____
                                  (the "Class M Notes") and $_____________
                                  aggregate principal amount of _____% Class B
                                  Equipment Receivables Asset-Backed Notes,
                                  Series _____ (the "Class B Notes"; together with the Class A Notes and the Class M Notes, the "Notes") The Class M Notes will be subordinated to the Class A Notes, and the Class B Notes will be subordinated to both the Class A Notes and the Class M Notes, each to the extent provided in the Indenture as described herein.

                                  The combined aggregate principal amount of the Class A Notes, the Class M Notes and the Class B Notes will comprise ___% of the sum of (x) the Original Aggregate Contract Balance and
                                  (y) the Initial Pre-Funded Amount The
                                  aggregate principal amounts of the Notes set forth herein are based upon the Original Aggregate Contract Balance calculated at the Statistical Discount Rate (defined herein) [The aggregate of the Class A-1, Class A-2, Class A-3, Class M and Class B Initial Principal Balances will be calculated using the Actual Discount Rate].


"Senior-Subordinate"
Nature of the Notes...........    The Notes are being issued in accordance with
                                  a "senior-subordinate" structure, such that the Class M and Class B Notes are subordinate in payment priority to the Class A Notes, and the Class B Notes are subordinate in priority to the Class M Notes. Losses and delinquencies experienced by the Receivables will first, impact the Class B Noteholders, second, impact the Class M Noteholders and third, impact the Class A Noteholders. See "Description of the
                                  Notes" herein.

Closing Date .................    On or about __________, _____ (the "Closing
                                  Date").

Cut-Off Date .................    With respect to the Initial Contracts,
                                  __________, _____ and, with respect to any Additional Contracts, the date specified as the Cut-Off Date applicable thereto (each such date, a "Cut-Off Date").

Calculation Date .............    With respect to any Collection Period, the
                                  close of business on the last day of
                                  such Collection Period is the "Calculation
                                  Date Contract Balances with respect to a Payment Date shall be calculated on the Calculation Date.


Business Day .................    Any day other than a Saturday or a Sunday, or
                                  other day on which banks in the City of New
                                  York or Delaware are required, or authorized by law, to close (each such day, a "Business
                                  Day").


Denominations ................    The Notes will be issued in minimum
                                  denominations of $1,000 and
                                  integral multiples of $1,000 in excess
                                  thereof, except that one Note of each Class may be issued in another denomination.

Interest Rates ...............    _____% per annum on the Class A-1 Notes (the
                                  "Class A-1 Interest Rate"), _____% per annum on the Class A-2 Notes (the "Class A-2
                                  Interest Rate"), _____% per annum on the Class
                                  A-3 Notes (the "Class A-3 Interest Rate"),
                                  ____% per annum on the Class M Notes (the
                                  "Class M Interest Rate") and ____% per annum on the Class B Notes (the "Class B Interest
                                  Rate") calculated in each case on the basis of a year of 360 days comprised of twelve 30-day months With respect to any particular Class, the "Interest Rate" refers to the applicable rate indicated in the immediately preceding sentence.

Initial Principal
Balances .....................    $_____________ for the Class A-1 Balances
                                  Notes (the "Class A-1 Initial Principal
                                  Balance"), $_____________ for the Class A-2
                                  Notes (the "Class A-2 Initial Principal
                                  Balance"), $_____________ for the Class A-3
                                  Notes (the "Class A-3 Initial Principal
                                  Balance", together with the Class A-1 Initial
                                  Principal Balance and the Class A-2 Initial
                                  Principal Balance, the "Class A Initial
                                  Principal Balance"), $_____________ for the
                                  Class M Notes (the "Class M Initial Principal
                                  Balance") and $______________ for the Class B
                                  Notes (the "Class B Initial Principal
                                  Balance") The outstanding Class A-1 Note principal balance for any Payment Date shall be equal to the Class A-1 Initial Principal
                                  Balance less any Principal Payments previously made on the Class A-1 Notes (the "Class A-1
                                  Principal Balance"); the outstanding Class A-2
                                  Note principal balance for any Payment Date shall be equal to the Class A-2 Initial
                                  Principal Balance less any Principal Payments previously made on the Class A-2 Notes (the
                                  "Class A-2 Principal Balance"); the
                                  outstanding Class A-3 Note principal balance for any Payment Date shall be equal to the Class A-3 Initial Principal Balance less any
                                  Principal Payments previously made on the Class A-3 Notes (the "Class A-3 Principal
                                  Balance," together with the Class A-1
                                  Principal Balance and the Class A-2 Principal
                                  Balance as of such date, the "Class A
                                  Principal Balance" as of such date); the outstanding Class M Note principal balance for any Payment Date shall be equal to the Class M
                                  Initial Principal Balance less any Principal
                                  Payments previously made on the Class M Notes
                                  (the "Class M Principal Balance"); the
                                  outstanding Class B Note principal balance for any Payment Date shall be equal to the Class B
                                  Initial Principal Balance less any Principal
                                  Payments previously made on the Class B Notes
                                  (the "Class B Principal Balance") See
                                  "Description of the Notes."


Discounted Present
Value of the Contracts .......    On any date of calculation with respect to a
                                  Contract, the present value of the Scheduled
                                  Payments to become due with respect to such Contract on and after such date of calculation, discounted monthly to the
                                  Calculation Date immediately prior to such date of calculation (or to such date of calculation if such date of calculation is a Calculation Date) at one-twelfth of the Actual
                                  Discount Rate is the "Contract Balance" of such Contract, except that a Defaulted
                                  Contract has a Contract Balance of $0.

                                  The "Actual Discount Rate" is the sum of (i) the weighted average of the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class M Interest Rate and the Class B Interest Rate,

                                  (ii) the Servicer Fee Percentage (as defined herein) and (iii) __%.

                                  The "Scheduled Payments" with respect to any Contract are the stated periodic rental payments (exclusive of any amounts in respect of insurance or taxes) set forth in such Contract due from the related obligor (such obligor, a "User").

                                  "Aggregate Contract Balance" means, with respect to any Payment Date, the aggregate Contract Balance of all Contracts (other than Defaulted Contracts) in the Trust Estate as of the related Calculation Date.

Expected Maturity;
Stated Maturity ..............    The expected maturity dates with respect to
                                  the Class A-1 Notes, Class A-2 Notes, Class
                                  A-3 Notes, Class M Notes and the Class B Notes are the Payment Dates in _______, _______,
                                  ______, ______ and _____ respectively The stated maturity date with respect to the Notes will be the Payment Date in ___________ (the
                                  "Stated Maturity Date") However, if all
                                  payments on the Contracts are made as
                                  scheduled, final payment with respect to the Notes would occur prior to the Stated Maturity
                                  Date.


Limited Obligations;
Asset-Backed Debt ............    The Notes will represent obligations solely of
                                  the Issuers and are secured solely by the Trust Estate To the extent that the Issuers own other property, neither such other property nor any proceeds thereof will be available to fund payments on the Notes


Sponsor and Servicer .........    Advanta Business Services Corp ("ABS" or the
                                  "Sponsor," or in its capacity as servicer, the "Servicer"), a Delaware corporation

Trust Estate .................    The assets pledged to the Trustee to secure
                                  the Notes will consist of, initially, (i) a combination of leases (including, but not limited to, finance leases, true leases and full payout leases), loans contracts and promissory notes financing the purchase or lease of a variety of commercial assets, commercial products or personal property used exclusively for commercial purposes
                                  (collectively, the "Initial Contracts") and certain payments which become due thereunder subsequent to the Cut-Off Date with respect to the Initial Contracts, together with certain other property appurtenant thereto, (ii) certain interests in the Equipment (and certain proceeds (including net insurance proceeds) thereof) relating to the Initial
                                  Contracts (the "Initial Property"), (iii) funds on deposit in the Pre-Funding Account and the Capitalized Interest Account and certain other accounts held by the Trustee and
                                  (iv) the rights of the Sponsor under any applicable agreements (such as broker, vendor or purchase agreements) pursuant to which the Sponsor acquired the Contracts. Thereafter,
                                  Additional Property may be pledged to the Trustee to secure the Notes. The Initial
                                  Contracts, together with any Additional
                                  Contracts are referred to as the "Contracts" and the Initial Equipment, together with any Additional Equipment is referred to as the "Equipment." The Contracts, together with certain interests in the related Equipment and other property appurtenant thereto, are collectively referred to as the "Receivables."
                                  To facilitate servicing, the Servicer will retain possession of the Contracts and the related Contract Files and will hold such Contract Files in accordance with the provisions of the Indenture, subject to the interests of the Trustee and the Noteholders.
                                  "Contract Files" shall
                                  mean, with respect to each Contract, the following documents: (i) the executed original counterparts of the Contract that constitutes
                                  "chattel paper" for purposes of Sections
                                  9-105(1)(b) and 9-305 of the Uniform
                                  Commercial Code (the "UCC"); (ii) a copy of all documents, if any, that the Sponsor or the Servicer keeps on file in accordance with the Sponsor's or Servicer's customary procedures;
                                  and (iii) copies (together with all
                                  amendments, assignments and continuations thereof) of all UCC financing statements filed with respect to the Contracts, identifying the User as debtor and the Sponsor as secured party, if any.

                                  On each Payment Date prior to the Amortization Date, to the extent necessary, (i) all amounts remaining on deposit in the Collection Account after making certain payments as described herein, (ii) all amounts on deposit in the Additional Property Funding Account, if any, and (iii) during the Pre-Funding Period only, to the extent that the amount on deposit in the Additional Property Funding Account is equal to zero, all amounts on deposit in the Pre-Funding Account, will be disbursed by the Trustee to the Issuers, in the preceding order of priority, in consideration of the Issuers' pledge to the Trustee of Additional Property relating to Additional Contracts having an Aggregate Contract Balance on the related Cut-Off Date equal as nearly as practicable to such amounts; provided, that, with respect to amounts to be released on any such Payment Date from the Pre-Funding Account, only __% of the remaining Aggregate Contract Balance of such Additional Contracts (after the application of the amounts on deposit in the Collection Account and the Additional Property Funding Account on such Payment Date with respect to such Additional Contracts) will be released from the Pre-Funding Account to the Issuers. On each Payment Date commencing with the Amortization Date, principal is required to be paid to the Noteholders, as described herein.

                                  The Issuers' reversionary rights to the Trust Estate, to the extent that the proceeds thereof are not required to be applied to the payment of the Notes, is the "Residual Interest." As of any date of determination, the "Principal Balance" of the Residual Interest is equal to the excess of (x) the Aggregate Contract Balance plus the amount then on deposit in the Pre-Funding Account over (y) the Outstanding Principal Balances of all Classes of the Notes.

                                  Pursuant to the Master Contribution Agreement, dated as of May 1, 1997, between the Sponsor and ALRC III, together with a supplement thereto dated as of __________ (together, the "Receivables Transfer Agreement"), the Sponsor, as an originator, will make certain representations and warranties to the Issuers with respect to, among other things, the Equipment and the Contracts, which representations and warranties will be assigned to the Trustee under the Indenture.

The Pre-Funding Account.......    On the Closing Date, the Trustee will be
                                  required to deposit $____________ (the
                                  "Initial Pre-Funded Amount") from the proceeds of the sale of the Notes in an account (the
                                  "Pre-Funding Account") in the name of the Trustee for the benefit of the Noteholders.
                                  During the period (the "Pre-Funding Period") from the Closing Date until the earliest of
                                  (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000,
                                  (ii) the date on which a

                                  Required Amortization Event has occurred and is continuing or (iii) the close of business on _________ (such earliest date, the "Funding Termination Date"), the Issuers may deliver the Additional Property to the Trustee in consideration of a corresponding disbursement of amounts on deposit in the Pre-Funding Account in an amount equal to __% of the Contract Balances (as of the related Cut-Off
                                  Date) of such Additional Property (the
                                  Aggregate Contract Balance of Additional
                                  Contracts which can be pledged based on the Initial Pre-Funded Amount, the "Pre-Funding Contract Balance"); provided, that no amounts shall be disbursed from the Pre-Funding Account on any date unless the balances of the Additional Property Funding Account and the Collection Account are equal to zero on such date. Any amount remaining on deposit in the Pre-Funding Account on the Funding Termination Date will be used on the Payment Date immediately following the Funding Termination Date to prepay the Notes, the Class A Notes receiving _____% (the "Class A Pre-Funding Percentage"), the Class B Notes receiving ___% (the "Class M Pre-Funding Percentage") and the Class B Notes receiving ______% (the "Class B Pre-Funding Percentage") of such remaining amount; provided, that if such remaining amount is less than $100,000, and, as of such Payment Date, the Interest-Only Period has not ended, such remaining amount will be deposited in the Additional Property Funding Account. [Any amount so applied as a payment to the Class A Notes will be applied pro rata to the Class A-1, the Class A-2 and Class A-3 Notes in accordance with their respective, then-outstanding Principal Balances.]

The Capitalized
Interest Account .............    On the Closing Date, the Trustee will be
                                  required to deposit a portion of the proceeds of the sale of the Notes in an account (the
                                  "Capitalized Interest Account") in the name of the Trustee for the benefit of the Noteholders. The amount on deposit in the Capitalized Interest Account will be used, as necessary, by the Trustee, on each Payment
                                  Date occurring during the Pre-Funding Period only, to fund the aggregate amount of interest accruing at the weighted average of the Class
                                  A-1 Interest Rate, the Class A-2 Interest
                                  Rate, the Class A-3 Interest Rate, the Class M
                                  Interest Rate and the Class B Interest Rate on the amount on deposit in the Pre-Funding
                                  Account, less projected investment earnings on the Pre-Funding Account, as of the related
                                  Payment Date. Any amounts on deposit in the Capitalized Interest Account on the Payment
                                  Date immediately following the Funding
                                  Termination Date (after taking into account any transfers from the Capitalized Interest
                                  Account to the Collection Account on such Payment Date) will be released from the Trust
                                  Estate and paid to the Issuers.


Required Amortization Event....   The earliest to occur of any of the following:
                                  (i) the occurrence of an Event of Servicing
                                  Termination" or an Event of Default (as
                                  defined herein), (ii) the amount on deposit in the Additional Property Funding Account exceeds $_______, (iii) the bankruptcy of the Servicer or either of the Issuers, (iv) as of any Determination Date, the three-month average ratio of the Aggregate Contract
                                  Balance of Delinquent Contracts which are 61 days or more delinquent to the Aggregate
                                  Contract Balance, exceeds _____%, (v) as of any Determination Date, the 3 month average ratio of the Aggregate Contract Balance of all Contracts which become and continue to be Defaulted Contracts during the Initial Period to the Aggregate Contract
                                  Balances, exceeds _____% (a "Required
                                  Amortization Event").

Trustee.......................    ___________ (the "Trustee"). The Trustee's
                                  offices are located at _____________.

Determination Date............    The ___ Business Day prior to each Payment
                                  Date. On such date (each, a "Determination
                                  Date"), the Servicer will determine the amount of payments received on the Contracts in respect of the immediately preceding calendar month (each such period, a "Collection
                                  Period") which will be available for
                                  distribution on the Payment Date. See
                                  "Description of the Notes--Distributions on
                                  Notes."

Payment Dates.................    Payments on the Notes will be made on the
                                  _________day of each month (or if such day is not a Business Day, the next succeeding
                                  Business Day), commencing on __________, _____
                                  (each, a "Payment Date"), to holders of record on the last day of the immediately preceding calendar month (each, a "Record Date"). See
                                  "Description of the Notes--Distributions on
                                  Notes."

Interest Payments.............    On each Payment Date, the interest due (the
                                  "Interest Payments") with respect to each Class of Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date, or in the case of the first Payment Date, since the Closing Date (each such period, an "Interest
                                  Accrual Period") at the applicable Interest
                                  Rate applied to the then unpaid principal amounts (the "Outstanding Principal Balance") of the Notes of each Class, after giving effect to payments of principal, on the preceding Payment Date (such amount for the Class A Notes, the "Class A Note Interest," for the Class M Notes, the "Class M Note
                                  Interest" and for the Class B Notes, the "Class B Note Interest"). In addition, on each
                                  Payment Date, any Interest Payment shortfalls for any prior Payment Date shall accrue and be due to Noteholders (such Interest Payment shortfalls on the Class A Notes, the "Class A
                                  Overdue Interest," the Class M Notes, the
                                  "Class M Overdue Interest" and the Class B
                                  Notes, "Class B Overdue Interest"). See
                                  "Description of the Notes--General" and
                                  "Distributions on Notes."

Interest-Only Period..........    As described above under "The Trust Estate"
                                  and "The Pre-Funding Account" and as described below under "Flow of Funds," from time to time the Issuers may pledge Additional Property to the Trustee. The Indenture provides that, unless a Required Amortization Event occurs prior to the _________ 1998 Payment Date, amounts which would otherwise be paid as principal to the holders of the Notes will be released to the Issuers in consideration of the Issuers pledge to the Trustee, for the benefit of the Noteholders, of Additional
                                  Property, with the result that the Noteholders will receive payments of interest only, and no payments of principal, on each Payment Date prior to and including the _______ Payment
                                  Date (other than any amounts disbursed to the Noteholders from the Pre-Funding Account following the end of the Pre-Funding Period as a prepayment of principal on the Notes). See
                                  "Description of the Notes" and "Prepayment and Yield Considerations" herein.

Principal Payments............    Unless a Required Amortization Event occurs
                                  earlier, the Noteholders will receive no principal payments until the __________
                                  Payment Date (other than any amounts disbursed to the Noteholders from the Pre-

                                  Funding Account following the end of the Pre-Funding Period as a prepayment of principal on the Notes).

                                  For each Payment Date during the Amortization Period, each of the Class A Noteholders, the Class M Noteholders and the Class B Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "--Flow of Funds."

                                  On each Payment Date during the Amortization
                                  Period, to the extent funds are available therefor, the principal will be paid to the Noteholders in the following priority: (a)(i) to the Class A-1 Noteholders only, until the Outstanding Principal Balance on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Balance on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Balance on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class M Noteholders, until the Outstanding Principal Balance on the Class M Notes has been reduced to zero, the Class M Principal Payment and (c) to the Class B Noteholders, the Class B Principal Payment.

                                  In addition, on each Payment Date, any
                                  Principal Payment shortfalls for any prior
                                  Payment Date shall accrue and be due to the related Noteholders (such Principal Payment shortfalls on the Class A-1 Notes, the "Class A-1 Overdue Principal," the Class A-2 Notes, the "Class A-2 Overdue Principal," the Class A-3 Notes, (the "Class A-3 Overdue Principal," the Class M Notes, the "Class M Overdue Principal" and the Class B Notes, the "Class B Overdue Principal") on subsequent Payment Dates.

                                  The "Class A Principal Payment" is the amount necessary to reduce the aggregate Outstanding Principal Balance of the Class A Notes to the Class A Target Investor Principal Amount.

                                  The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Aggregate Contract Balance as of the related Calculation Date.

                                  The "Class M Principal Payment" is the amount necessary to reduce the Outstanding Principal Balance of the Class M Notes to the greater of the Class M Target Investor Principal Amount and the Class B Floor.

                                  The "Class B Principal Payment" is the amount necessary to reduce the Outstanding Principal Balance the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

                                  The "Class M Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class M Percentage and (b) the Aggregate Contract Balance as of the related Calculation Date.

                                  The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Aggregate Contract Balance as of the related Calculation Date.

                                  The "Class B Floor" with respect to each Payment Date means (a) _____% of the Original Aggregate Contract Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum, as of the related Determination Date, of the Outstanding Principal Balance of the Residual Interest and the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

                                  The "Class A Percentage" is _________%; the
                                  "Class M Percentage" is _________% and the
                                  "Class B Percentage" is _______%.

                                  The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Contract Balance of all Contracts which have become Defaulted Contracts since the Closing Date over (b) the sum of (i) the Contract Balances of all Defaulted Contracts which became Reinstated Contracts (as described below under "Defaulted Contracts") and (ii) Defaulted Residual Receipts.

The Contracts and
the Equipment.................    The statistical information presented in
                                  this Prospectus Supplement concerning the
                                  Initial Contracts as of the Cut-Off Date has been calculated using an assumed discount rate of ______% per annum (the "Statistical
                                  Discount Rate"). The Aggregate Contract
                                  Balance of the Initial Contracts as of the Cut-Off Date is $___________ using the Statistical Discount Rate (the "Original
                                  Aggregate Contract Balance"). The Aggregate
                                  Contract Balance of the Initial Contracts as of the Cut-Off Date is $___________ using the Actual Discount Rate. The statistical distribution of such characteristics of the Initial Contract as of the Cut-Off Date using the Actual Discount Rate will vary somewhat from the statistical distribution of such characteristics of the Initial Contracts as of the Cut-Off Date using the Statistical
                                  Discount Rate as presented in this Prospectus
                                  Supplement, although such variance will not be material. [In addition, certain Initial
                                  Contracts included in the statistical
                                  information included herein were determined not to meet the eligibility requirements for the final pool.] As a result, the statistical distribution of characteristics as of the Closing Date for the final Contract pool will vary somewhat from the statistical distribution of such characteristics as presented in this Prospectus Supplement, although such variance will not be material.

                                  Unless otherwise noted, all statistical
                                  percentages in this Prospectus Supplement are measured by the Aggregate Contract Balance of the Initial Contracts as of the Cut-Off Date using the Statistical Discount Rate.

                                  The Initial Contracts consist or, in the case of the Additional Contracts, will consist, of
                                  (i) transactions originated by the Sponsor, agents of the Sponsor, vendors or brokers in the name of the Sponsor and (ii) transactions acquired by the Sponsor from third parties and underwritten by the Sponsor in the same manner as Contracts originated by the Sponsor.

                                  Certain of the Initial Contracts may contain provisions requiring that the related User purchase the related Equipment at the end of the related Contract term for an amount which may in certain cases be the fair market value of the related Equipment at Contract maturity. Such amount may be (i) a specified amount or
                                  (ii) a minimum specified amount plus an
                                  unspecified excess amount which together with the minimum specified amount is the lesser of
                                  (a) the fair market value of the related
                                  Equipment at Contract maturity or (b) a
                                  maximum specified amount. Any payment of such a specified amount or minimum specified amount received from a User in connection with a required purchase by such User at maturity of the related Contract is a "Final Contract Payment." Any such excess amount received from a User is an "Excess Amount."

                                  Certain Initial Contracts do not contain a provision requiring the User to purchase the related Equipment, but rather contain an end-of-term purchase option (such Initial Contracts and Equipment, the "Purchase Option Contracts" and the "Purchase Option Equipment," respectively). Such purchase options are exercisable at varying amounts, and are referred to as "Purchase Option Payments." In the event that a User under a Purchase Option Contract does not exercise its purchase option, such User is required to either re-lease the Equipment or return the related Purchase Option Equipment to the Servicer. The Servicer may, but has no obligation to, purchase any such returned Purchase Option Equipment. The amounts of (x) any Purchase Option Payments, (y) other proceeds of the sale of Purchase Option Equipment to the extent such proceeds exceed any Scheduled Payments and Final Contract Payments remaining unpaid, and (z) Excess Amounts are collectively referred to as "Residual Receipts". Final Contract Payments are not Residual Receipts. Residual Receipts will be deposited in the Collection Account and will be included in Available Funds, with the result that such amounts will be available to fund shortfalls in amounts due to the Noteholders on each Payment Date, as well as to fund the Reserve Account.

                                  All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected related to the failure of such User to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment are referred to as "Defaulted Residual Receipts". Defaulted Residual Receipts will be deposited in the Collection Account as Available Funds on each Payment Date. Defaulted Residual Receipts are not Residual Receipts.

                                  Generally, a User does not have the right to prepay its obligations under its Contract if such Contract is a lease in form; Contracts which are loans in form generally are prepayable. However, pursuant to the terms of the Indenture, the Servicer may allow prepayment by a User with respect to a Contract of an amount not less than the Prepayment Amount related thereto. The "Prepayment Amount" is defined to mean, with respect to a Contract, as of any date, the sum of (a) the Contract Balance of such Contract (without deduction for any security deposit paid by the related User, unless such security deposit has been applied to the Contract Balance pursuant to the Servicer's credit and collection policy and deposited into the Collection Account) plus (b) the product of the Contract Balance and one-twelfth of the Actual Discount Rate and (c) the residual value, if any, of the related Equipment, as reflected on the Servicer's servicing system. Prepayment Amounts will be deposited in the Collection Account as Available Funds.

                                  Generally, the Contracts that are in the form of leases are on a "net" basis (i.e., the User assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and insurance). Generally, the Contracts that are in the form of leases also contain provisions which unconditionally obligate the User to make all Scheduled Payments and any Final Contract Payment thereunder.

                                  The Initial Contracts and related Equipment have been selected from the Sponsor's portfolio of leases, loans and other contracts based on the criteria specified in the Receivables Transfer Agreement and any Additional Equipment and Additional Contracts must conform to such criteria at the time of the pledge of such Additional Equipment and Additional Contracts to the Trustee, for the benefit of the Noteholders.


Affirmative
Covenants.....................    The Sponsor will covenant and agree
                                  in the Receivables Transfer Agreement, among other things, that during the Interest-Only
                                  Period, (i) the Sponsor will remain in the business of originating and purchasing equipment and related leases, loans, and other contracts substantially similar to the Initial
                                  Equipment and Initial Contracts, (ii) the
                                  Sponsor will use its best efforts to originate and purchase such equipment and related leases, loans and other contracts in a quantity no less than the cumulative amount during the Interest-Only Period of (a) amounts remaining on deposit in the Collection Account after making certain payments as described herein, (b) amounts on deposit in the Additional Property Funding Account and (c) during the Pre-Funding Period only, amounts on deposit in the Pre-Funding Account, (iii) the Sponsor will not sell, or enter into agreements to sell, such equipment or related leases, loans and other contracts to others in a manner which would materially and adversely affect the Sponsor's ability to perform its obligations under the Receivables Transfer
                                  Agreement, to make available Additional
                                  Contracts for pledge to the Trustee.

The Indenture.................    The Notes are to be issued pursuant to,
                                  and are to be in such form, bear interest and be payable on such terms as are prescribed in the Master Business Receivables Asset-Backed
                                  Financing Facility, dated as of May 1, 1997, by and among the Servicer, ALRC III and the Trustee, and a Supplement thereto dated as of _________ (the "Indenture").

Redemption....................    The Issuers  will have the option,  subject
                                  to certain conditions, to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment
                                  Date on which the Aggregate Contract Balance
                                  (after giving effect to the payment of
                                  principal on such Payment Date) is less than or equal to 10% of the Maximum Collateral
                                  Amount. The "Maximum Collateral Amount" is the sum of (x) the Original Aggregate Contract
                                  Balance plus (y) the Contract Balance of each Additional Contract included in the Trust
                                  Estate as a result of the Pre-Funding feature.
                                  The Issuers will give notice of such
                                  redemption to the Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount of the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See
                                  "Description of the Notes--Redemption."

Flow of Funds.................    The Indenture will require that the
                                  Trustee establish an account (the "Collection
                                  Account") and that the Servicer deposit to the Collection Account (or the Advance Payment
                                  Account, as described herein), all collections or receipts received by the Servicer on the Contracts no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment.

                                  The following discussion makes use of a number of terms defined below under "Description of the Notes--Flow of Funds."

                                  On each Payment Date prior to the Amortization Date, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account or, with respect to paragraph (vi), from amounts on deposit in the Additional Property Funding Account, in the following order of priority:

                                        (i) from the Available Funds, to the
                                  Servicer, any unrecoverable Servicer Advances;

                                        (ii) from the Available Funds then
                                  remaining in the Collection Account, to the Servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                        (iii) from the Available Funds then
                                  remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period; pari passu with respect to each Class of Class A Notes;

                                        (iv) from the Available Funds then
                                  remaining in the Collection Account, to the Class M Noteholders, the Class M Note Interest and the Class M Overdue Interest for the related Interest Period;

                                        (v) from the Available Funds then
                                  remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

                                        (vi) from the sum of (x) the Available
                                  Funds then remaining in the Collection
                                  Account, and (y) the amount then on deposit in the Additional Property Funding Account (such sum, the "Available Additional Property Funding Amount"), as follows:

                                             (A) to the Issuers, an amount equal
                                        to the least of:

                                             (i) the Available Additional
                                        Property Funding

                                        Amount,

                                             (ii) the Aggregate Net Cumulative
                                         Contract Balance Decline Amount; and


                                             (iii) the Aggregate Contract
                                         Balances of all Additional Contracts
                                         (calculated as of the related Cut-Off
                                         Date) actually pledged to the Trustee
                                         on such Payment Date (exclusive of
                                         any Additional Contracts pledged to the
                                         Trustee on such Payment Date with
                                         respect to the Pre-Funding feature);
                                         and

                                             (B) to the Additional Property
                                         Funding Account, the lesser of

                                             (i) the excess, if any, (x) the
                                         Aggregate Net Cumulative Contract
                                         Balance Decline over (y) the amount
                                         described in clause (A)(iii) above;
                                         and

                                             (ii) the remaining Available
                                         Additional Property Funding Amount;

                                        (vii) from the Available Funds then
                                  remaining in the Collection Account, to the Servicer, if ABS is the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                        (viii) from the Available Funds then
                                  remaining in the Collection Account to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date; and

                                        (ix) to the Issuers, as the holders of
                                  the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

                                  On the Payment Date which is also the
                                  Amortization Date and on each Payment Date thereafter (such period being the "Amortization Period") , the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

                                        (i) from the Available Funds, to the
                                  Servicer, any unrecoverable Servicer Advances;

                                        (ii) from the Available Funds then
                                  remaining in the Collection Account, to the servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                        (iii) from the Available Funds then
                                  remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period, pari passu with respect to each Class of Class A Notes;

                                        (iv) from the Available Funds then
                                  remaining in the Collection Account, to the Class M Noteholders, the Class M Note Interest and the Class M Overdue Interest for the related Interest Period;

                                        (v) from the Available Funds then
                                  remaining in the

                                  Collection Account, to the Class B
                                  Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

                                       (vi) until the Class A Principal Amount
                                  has been reduced to zero, from the Available
                                  Funds then remaining in the Collection
                                  Account, (such an amount to be paid on
                                  "sequential-pay" fashion with respect to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order) the Class A Principal Payment and the Class A Overdue Principal;

                                       (vii) until the Class M Principal Balance
                                  has been reduced to zero, to the Class M
                                  Noteholders, from the Available Funds then remaining in the Collection Account, the Class M Principal Payment and the Class M Overdue Principal;

                                       (viii) until the Class B Principal
                                  Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment and the Class B Overdue Principal;

                                       (ix) from the Available Funds then
                                  remaining in the Collection Account, to the Servicer, if ABS is then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                       (x) from the Available Funds then
                                  remaining in the Collection Account, to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                                       (xi) to the Issuers, as the holder of the
                                  Residual Interest, any remaining Available
                                  Funds on deposit in the Collection Account.

                                  In addition to the distributions from the Collection Account on each Payment Date, on the Payment Date immediately following the Funding Termination Date, any amounts remaining on deposit in the Pre-Funding Account on such Payment Date will be distributed as a prepayment of principal on the Notes, with the Class A Notes, the Class M Notes and the Class B Notes receiving the Class A Pre-Funding Percentage, the Class M Pre-Funding Percentage and the Class B Pre-Funding Percentage, respectively, of such remaining amounts; provided, that if such remaining amount is less than $100,000 and, as of such Payment Date, the Interest-Only Period has not ended, such remaining amount will be deposited in the Additional Property Funding Account.

                                  See "Description of the Notes--Flow of Funds."

Subordination Provisions......    A portion of the credit enhancement available
                                  for the benefit of the Class A Noteholders is provided by the subordination of the Class M
                                  Notes, of the Class B Notes and of the
                                  Residual Interest. A portion of the credit enhancement available for the benefit of the Class M Notes is provided by the subordination of the Class B Notes and of the Residual
                                  Interest. A portion of the credit enhancement available for the benefit of the Class B
                                  Noteholders is provided by the Residual
                                  Interest.

                                  The cash flow and subordination provisions of the Indenture provide that Available Funds on each Payment Date will be used to fund payments to the Noteholders (and to pay the fees and expenses of the Servicer). "Available Funds" with respect to a Payment Date generally include (i) amounts collected during the immediately preceding Collection Period with respect to the Contracts and the Equipment, including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Residual Receipts, Prepayment Amounts, investment earnings on each of the Accounts and any amounts required to be transferred to the Collection Account from the Capitalized Interest Account with respect to such Payment Date plus (ii) amounts transferred from the Reserve Account with respect to such Payment Date and deposited in the Collection Account.

Defaulted Contracts...........    A "Defaulted Contract" will mean any Contract
                                  (a)(i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any security deposit provided by the User (a "Security Deposit") or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred. With respect to any Contract, a "Release Event" is a payment in full of such Contract or a removal of such Contract from the Trust Estate by the Servicer pursuant to the terms of the Indenture.
                                  However, during the period from the Closing
                                  Date to the end of the Collection Period relating to the Payment Date immediately preceding the Amortization Date (the "Initial
                                  Period"), a Contract remains a "Defaulted
                                  Contract" only for so long as it continues to meet the requirements for being a "Defaulted
                                  Contract." If, at any time during the Initial
                                  Period, a Contract no longer meets the
                                  requirements for being a "Defaulted Contract," such Contract is no longer a "Defaulted
                                  Contract." In addition, the Indenture requires that during the Initial Period a Defaulted
                                  Contract be assigned a Contract Balance of zero at the time such Contract becomes a Defaulted Contract. However, if at any time during the Initial Period, a Defaulted
                                  Contract no longer meets the requirements for being a Defaulted Contract and therefore is no longer considered a Defaulted Contract, the Contract Balance of such Contract shall no longer be zero, but rather shall be recalculated to reflect the Contract Balance of a Contract which is not a Defaulted
                                  Contract.

                                  One effect of the ability of a "Defaulted
                                  Contract" to restore itself to non-defaulted status during the Initial Period is that the Contract Balances of any Contracts that became Defaulted Contracts during the Initial Period, but that no longer meet the requirements for being "Defaulted Contracts" at the end of the Initial Period (i.e., have returned to performing status subsequent to their default), are not paid to the Noteholders as an accelerated payment of principal unless they become Defaulted Contracts again after the Initial Period.

                                  Another effect is that the percentage of Defaulted Contracts during the Initial Period will reflect only those Contracts currently in default and will not reflect Contracts that were in default but which have returned to performing status.

                                  Since the Available Funds on any Payment Date commencing with the Amortization Date are applied in the order of priority described above under "Flow of Funds" until such Available Funds are exhausted, the effect of including in the required "Class A Principal Payment," in the "Class B Principal Payment" and in the "Class M Principal Payment" the amount of or, deemed loss (i.e., the Contract Balance of any Defaulted Contract) and prioritizing the payment of the Class A Principal Payment, the Class M Principal Payment and the Class B Principal Payment (in that order) is to allocate losses first, to the holder of the Residual Interest, second, to the Class B Noteholders, third, to the Class M Noteholders and fourth, to the Class A Noteholders.

                                  Through the operation of the "Class A Overdue Principal," "Class M Overdue Principal" and "Class B Overdue Principal" provisions, the Class A Noteholders and the Class B Noteholders are entitled to receive any aggregate, cumulative shortfalls of Class A Principal Amounts, Class M Principal Balances or Class B Principal Balances not paid on prior Payment Dates.

Reserve Account...............    The Noteholders will have the benefit of funds
                                  on deposit in an account (the "Reserve
                                  Account") to the extent that, on any Payment
                                  Date, there is a shortfall in the amount available to pay amounts owing the Servicer and to make interest and principal payments on the Notes. The Reserve Account will be funded by an initial deposit of ____% of the Original
                                  Aggregate Contract Balance. Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account
                                  (x) in connection with each addition of
                                  Additional Contracts to the Trust Estate as a result of the operation of the Pre-Funding feature (in amounts equal to ___% of the Contract Balance of each such Additional
                                  Contract as of the related Cut-Off Date and
                                  (y) on each Payment Date, to the extent that the amount on deposit in the Reserve Account
                                  (the "Available Reserve Amount") is less than the Required Reserve Amount. The "Required
                                  Reserve Amount" generally equals the lesser of
                                  (a) ____% of the Maximum Collateral Amount and
                                  (b) the Outstanding Principal Balance of the
                                  Notes, subject to certain floors and triggers set forth in the Indenture. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuers in accordance with the provisions of the Indenture.

                                  Amounts on deposit in the Reserve Account on any Payment Date shall be withdrawn therefrom and transferred to the Collection Account if the Available Funds (exclusive of such amounts transferred from the Reserve Account) with respect to such Payment Date are insufficient to fund in full the items described above under "Flow of Funds," if such items are of a higher priority than the funding of the Reserve Account.

Servicing.....................    The Servicer will be responsible for
                                  servicing, managing and administering the
                                  Trust Estate and enforcing and making
                                  collections on the Contracts. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer. The Servicer will be entitled to receive (a) a monthly fee (the "Servicer Fee") of the product of (i) one-twelfth of 1.00%
                                  (the "Servicer Fee Percentage") and (ii) the
                                  Aggregate Contract Balance of all Contracts as of the beginning of the previous Collection
                                  Period,
                                  payable out of the Collection Account, (b) late payment fees and (c) certain other fees paid by the Users ("Servicing Charges"), as compensation for acting as Servicer.

                                  Under certain limited circumstances, the
                                  Servicer may resign or be removed, in which event either the Trustee or a third party meeting the requirements set forth in the Receivables Transfer Agreement will be appointed as successor Servicer. See "Description of the Notes--Events of Servicing Termination."

                                  The Servicer will be required to cause amounts collected on the Contracts to be deposited to the Collection Account or the Advance Payment Account, as applicable, maintained by the Trustee no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment. See "Description of the Notes--The Accounts."

Substitution and
Modifications.................    The Indenture permits the Servicer, subject to
                                  certain requirements, to make substitutions in replacement of Defaulted Contracts or modify
                                  Contracts; provided, that (x) the substitute
                                  Contract, or the Contract as modified, has a Contract Balance not lower than the Contract
                                  Balance of the substituted Contract
                                  (calculated immediately prior to each Contract becoming a Defaulted Contract), or the Contract prior to such modification, as the case may be, and (y) the aggregate, cumulative
                                  Contract Balance of such substituted or
                                  modified Contracts may not exceed 10% of the Maximum Collateral Amount (exclusive of the
                                  Contract Balance of Contracts substituted for other contracts which were determined to have breached a representation or warranty).

                                  In addition, the Sponsor may deliver
                                  qualifying, Substitute Contracts as
                                  replacements for Contracts which are
                                  determined to have breached representations or warranties, the Contract Balances such Substitute Contracts will not be applied against the 10% limit described above.

Advances......................    Subject to the limitations described herein,
                                  on or prior to each Payment Date, the Servicer will be required to make advances (each, a "Servicer Advance") for delinquent Scheduled
                                  Payments and Final Contract Payments, but only to the extent it determines in its sole discretion that such advances will be recoverable in future periods.

                                  A "Delinquent Contract" will mean, as of any date, any Contract (a) as to which less than 90% of any Scheduled Payment was received by the Servicer when due as of the close of business on the Calculation Date immediately preceding such date and (b) which is not a Defaulted Contract. With respect to any Delinquent Contract, whenever the Servicer shall have determined that it will be unable to recover a Servicer Advance or a portion thereof on such Delinquent Contract, the Servicer will not be required to make such Servicer Advance or portion thereof, but will be required to enforce its remedies (including acceleration) under such Contract. The Indenture shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are nonrecoverable ("Nonrecoverable Advances") or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Trustee shall draw on the Collection Account to repay such Servicer Advances to the Servicer.

Federal Income Tax
Considerations................    It is intended that the Notes will be
                                  characterized as indebtedness of the Issuer for federal income tax purposes. If characterized as indebtedness, interest on such Notes will be taxable as ordinary income when received by a Noteholder on the cash method of accounting and when accrued by Noteholders on the accrual method of accounting. See "Material Federal Income Tax
                                  Considerations."

ERISA
Considerations................    The Employee Retirement Income Security Act of
                                  1974, as amended ("ERISA") places certain restrictions on those pension and other employee benefits plans to which it applies.
                                  Pursuant to regulations issued by the United
                                  States Department of Labor defining "plan assets," if the Notes are considered to be indebtedness without substantial equity features under local law, the assets of the Issuer will not be considered assets of any ERISA plan holding the Notes, thereby generally avoiding potential application of
                                  ERISA's prohibited transaction rules. However, in certain circumstances, the prohibited transaction rules may be applicable to the purchase of the Notes even if the Notes are not deemed to have substantial equity features. Certain exemptions from the prohibited transaction rules could be applicable, however, with respect to the acquisition and holding of the Notes.
                                  Accordingly, the Notes may be acquired by ERISA plans, subject to certain restrictions.
                                  Before purchasing any of the Notes,
                                  fiduciaries of such plans should determine whether an investment in the Notes is appropriate under ERISA. See "ERISA
                                  Considerations."

Rating........................    It is a condition to the issuance of the Notes
                                  that the Class A Notes be rated at least
                                  "___," the Class M Notes be rated at least
                                  "___" and that the Class B Notes be rated at least "___" by Standard & Poor's Ratings Group
                                  ("S&P"), Moody's Investors Service, Inc.
                                  ("Moody's") and Fitch Investors Service, L.P.
                                  ("Fitch"), respectively (each a "Rating
                                  Agency"). The ratings assess the likelihood of timely payment of interest and the ultimate payment of principal to the Noteholders by the Stated Maturity Date. There is no assurance that any rating will not be lowered or withdrawn if, in the judgement of any Rating
                                  Agency, circumstances in the future so
                                  warrant. See "Rating of the Notes."

Material Risks................    Certain material risks may be present in an
                                  investment in the Notes. See "Risk Factors."

                                 MATERIAL RISKS



              Prospective Noteholders should consider, in addition to the factors described under "Material Risks" in the Prospectus, the following additional risk factors in connection with the purchase of Notes.







              THE ISSUERS HAVE THE RIGHT TO REMOVE CONTRACTS IN CERTAIN CASES IN EXCHANGE FOR THE DELIVERY OF SUBSTITUTE CONTRACTS. As described herein, pursuant to the Indenture, the Issuers have the option, but not the obligation, to designate one or more contracts to be a Substitute Contract as a replacement for any Contract which, due to a breach of a representation or warranty, must be removed from the Trust Estate or, to a limited extent, if such Contract becomes a Defaulted Contract, in which event the scheduled payments from such Substitute Contract will replace (in whole or in part) the remaining scheduled payments on the removed or Defaulted Contract.


              The Sponsor is not required to designate one or more contracts as a Substitute Contract. Accordingly, Noteholders should not expect that Substitute Contracts will be available.



              THE RATE OF PRINCIPAL PREPAYMENT ON THE NOTES MAY BE INFLUENCED BY SUBSTITUTIONS AND REPURCHASES. Because the rate of payment of principal on the Notes during the Amortization Period will depend, among other things, on the rate of payment on the Contracts, such rate of payments of principal on the Notes cannot be predicted. Payments on the Contracts will include scheduled payments as well as Prepayments permitted by the Servicer, payments as a result of Defaulted Contracts (to the extent not replaced by Substitute Contracts), and payments upon repurchases by the Sponsor on account of a breach of certain representations and warranties in the Receivables Transfer Agreement (to the extent not replaced by Substitute Contracts). The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect Prepayments. The risk of reinvesting unscheduled distributions resulting from Prepayments of the Notes will be borne by the Noteholders. See "Prepayment and Yield Considerations."




              INTERESTS IN THE EQUIPMENT; CERTAIN SECURITY INTERESTS NOT PERFECTED, WHICH MAY RESULT IN DIMINISHED RECOVERY VALUES. The Contracts generally consist of "chattel paper" which creates a security interest in the related item of Equipment which constitutes the Underlying Collateral with respect to such Contract. A security interest in personal property is generally not a perfected security interest unless a UCC financing statement has been filed in the appropriate filing office with respect to such security interest. Prior to the Cut-Off Date, the Sponsor will have filed UCC financing statements in its favor against Users only in respect of Equipment, with an original Equipment cost in excess of $25,000. Financing statements in favor of the Sponsor with respect to approximately ____% of the Original Aggregate Contract Balance will have been so filed. Generally, no action will be taken to perfect the interest of the Sponsor in any Equipment to the extent the original Equipment cost of the related Equipment is less than or equal to $25,000. As a result, the Sponsor does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $25,000, which represents approximately ____% of the Original Aggregate Contract Balance. To the extent UCC financing statements evidencing the Sponsor's security interest in the Equipment have not been filed against the User (i.e., with respect to those Users relating to Equipment with an original cost of less than $25,000) no such security interests in the Equipment will be perfected in favor of the Sponsor, the Issuers or the Trustee and another party (such as a creditor of the Sponsor) may acquire rights in the Sponsor's interest in the Equipment superior to those of the Issuer or the Trustee. See "Certain Legal Matters" in the Prospectus. The lack of a perfected security interest in certain Equipment will result in claims against such Users being unsecured and may adversely affect the ability of the Servicer to realize on such Equipment.


              With respect to Contracts relating to items of Equipment with original Equipment costs in excess of $25,000, the Sponsor will represent and warrant that a UCC financing statement in its favor has been filed in the appropriate filing office, with the result that the Sponsor has obtained a perfected security interest in such Equipment. Because of the administrative burden and expense involved, no UCC financing statements will be individually assigned by the Sponsor to either the Issuers or the Trustee. However, general, "blanket" UCC financing statements naming (i) the Sponsor, as debtor, and the Issuers as secured party, and (ii) the Issuers, as debtors, and the Trustee as secured party, will be filed in the states in which the principal executive offices of such parties are located. Furthermore, certain provisions of the Bankruptcy Code provide that the retention of bare legal title to a property interest, such as a lien on personal property, for servicing purposes, does not, in and of itself, vest beneficial ownership of such a property interest in the legal title holder. The likely legal result of the foregoing, in light of the transfer of the Contracts and the Equipment to the Issuers, is to transfer to the Issuers the benefits of all perfected security interests in those items of Equipment in which the Sponsor itself had a perfected security interest (i.e., with respect to items of Equipment with an original Equipment cost in excess of $25,000). Pursuant to the Indenture, the Issuers will pledge all of their respective right, title and interest in and to the Trust Estate (including security interests in the Equipment) to the Trustee for the benefit of the Noteholders.





              EQUIPMENT OBSOLESCENCE MAY DIMINISH RECOVERY VALUES. In the event a Contract becomes a Defaulted Contract and the User (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the credit enhancement provided by the subordination and the Reserve Account) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Trustee may not recover the entire amount due on such Contract. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.



              THE SPONSOR'S ABILITY TO ORIGINATE ADDITIONAL CONTRACTS MAY DETERMINE WHETHER THE INTEREST-ONLY PERIOD CAN BE MAINTAINED, AND WHEN THE AMORTIZATION PERIOD MAY COMMENCE. It is expected that during the Interest-Only Period, no principal will be paid to the Noteholders. If, however, during the Interest-Only Period, (i) the Pre-Funding Account monies are not utilized to a certain extent or (ii) a sufficient amount of Additional Contracts are not available for pledge to the Trustee, the Noteholders may receive payments of principal during the Interest-Only Period. See "The Pre-Funding Account" in the Summary. The occurrence of either of the two events described above would result, generally, from a shortage in availability of qualifying Additional Contracts during the Interest-Only Period. Therefore, whether the Interest-Only Period is an "interest-only period" as expected, depends in large part on the Sponsor's ability to originate Additional Contracts. See "Social, Economic and Other Factors" below. The Sponsor does not, as of the date of this offering, expect that any shortage in availability will in fact arise during the Interest-Only Period, and has agreed to originate, and subsequently transfer to one of the Issuers, who will subsequently pledge to the Trustee, for the benefit of the Noteholders, a sufficient amount of Additional Contracts such that neither of the events described above will occur. However, if the Sponsor is unable to originate Additional Contracts as expected, there is a risk that the Noteholders may receive payments of principal during the Interest-Only Period.



              SOCIAL, ECONOMIC AND OTHER FACTORS MAY ALSO DETERMINE WHETHER THE INTEREST-ONLY PERIOD CAN BE MAINTAINED, AND WHEN THE AMORTIZATION PERIOD MAY COMMENCE. The ability of the Issuers to pledge Additional Contracts to the Trustee is dependent in part upon whether the Users thereunder perform their payment and other obligations required by such Additional Contracts in order that such Additional Contracts meet the specified requirements for transfer on the related Cut-Off Date during the Interest-Only Period. The performance by such Users may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumers' general perception of economic conditions. However, the Sponsor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such Users and the availability of Additional Contracts.

              CREDIT ENHANCEMENT IS LIMITED, AND, IF IT IS EXHAUSTED; LOSSES MAY RESULT. Credit enhancement with respect to the Notes will be provided by the subordination of the Residual Interest and funds on deposit in the Reserve Account. In addition, the Class A Notes have the benefit of the subordination of the Class M and Class B Notes, and the Class M Notes have the benefit of the subordination of the Class B Notes. However, on any Payment Date the amount available to Noteholders is limited to the extent of funds on deposit in the Collection Amount and the Reserve Account. Therefore, if a Contract becomes a Defaulted Contract at a time when total losses on the Contracts are in excess of the Outstanding Principal Balance of any subordinated Class and, the amounts, if any, available to be withdrawn from the Reserve Account are reduced to zero, the holders of Notes of any senior Class may experience losses.



              [THE INITIAL CONTRACT POOL MAY HAVE GEOGRAPHIC CONCENTRATION]. As of the Cut-Off Date, approximately ____%, ____%, ____%, ____%, ____% and ____%
of the Initial Contracts (based on the Original Aggregate Contract Balance) were located in ____________, respectively. No other state accounts for more than ____% of the Initial Contracts. See "The Trust Estate." Accordingly, adverse economic conditions or other factors particularly affecting any of these regions could adversely affect the performance on the Initial Contracts.



              THE SERVICER WILL BE PERMITTED TO COMMINGLE COLLECTIONS TO A LIMITED EXTENT, WHICH MAY LEAD TO DELAYS IN THE EVENT OF A SERVICER BANKRUPTCY. Under the Indenture, the Servicer is required to deposit all collections on the Contracts received after the Cut-Off Date to the Collection Account within two Business Days of receipt thereof. If bankruptcy or reorganization proceedings were commenced with respect to the Servicer, those funds held by the Servicer may be subject to an automatic stay resulting in a delay in the transfer of such funds to the Trustee.



                                   THE ISSUERS


              The Issuers are Advanta Business Receivables LLC ("ABR LLC") and Advanta Leasing Receivables Corp. III ("ALRC III"). The Issuers will be jointly and severally liable on the Notes. Each Issuer is a special-purpose finance subsidiary of the Sponsor. See "The Issuers" in the Prospectus.


                                 USE OF PROCEEDS

              The Issuers will apply the net proceeds from the sale of the Notes as follows: (i) to make the deposit of the Initial Pre-Funding Amount to the Pre-Funding Account; (ii) to make the deposit to the Capitalized Interest Account, in the amount specified in the Indenture; (iii) to make the initial deposit to the Reserve Account, in the amount specified in the Indenture; (iv) to repay certain asset-backed warehouse indebtedness relating to certain of the Initial Contracts and (v) to pay the Sponsor, in consideration of the transfer to the Issuers of certain of the Initial Contracts.


                                   THE TRUSTEE

              ________________ will be the Trustee under the Indenture. Advanta Business Services Corp., as Sponsor or Servicer, and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under each Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

                                THE TRUST ESTATE

GENERAL

              The Trust Estate primarily consists of the Contracts and the related security interests in the Equipment.

              Approximately _____% of the Initial Contracts, measured by Original Aggregate Contract Balance, consist of an agreement, including, as applicable, schedules, supplements and amendments to a master lease, pursuant to which specified Equipment is leased to a lessee at a specified monthly rental. Approximately _____% of the Initial Contracts, measured by Original Aggregate Contract Balance, take the form of finance contracts, installment sale contracts and leases, loans and other contracts consisting of notes and accompanying security agreements. Each Additional Contract will be in the form of a lease or a loan.

              Generally, the Initial Contracts that take the form of leases are "net leases" (i.e., the User assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair). In addition, all Initial Contracts that take the form of leases contain "hell or high water" clauses unconditionally obligating the User to make periodic payments, without setoff, at the time and on the dates specified in such Contract, notwithstanding default by the Sponsor, the Servicer, or Issuers, either or any assignee of any of them under such Contract, damage to or destruction of the related Equipment or any other event.

              The Contracts will take the form of leases, loans or other contracts. Leases may be "true" leases or leases intended as security; loans may include installment sale contracts. Leases, loans or other contracts typically require a "residual" payment at the end of the term in the form of either a purchase option or required balloon payment.

              Users under the Initial Contracts that take the form of leases may, upon prior written notice to the Servicer, assign or sublease the related Equipment, provided that the Servicer consents to the assignee or sublessee in accordance with the terms of the related Contract. The right to receive such prior written notice and grant or deny such consent shall be exercised by the Servicer pursuant to the authority delegated to it in the related Contract. Notwithstanding any such assignment or sublease, each User will remain liable for the lessee obligations under the related Contract and such Contract will remain part of the assets pledged to the Trustee.

              The Notes are secured by (i) Initial Contracts with an Original Aggregate Contract Balance of $____________ (calculated using the Statistical Discount Rate), (ii) a Pre-Funding Account with an Initial Pre-Funded Amount equal to $____________, (iii) the Reserve Account and (iv) certain other miscellaneous accounts.

              The Initial Contracts consist of (i) transactions originated by the Sponsor, agents of the Sponsor or brokers in the name of the Sponsor and
(ii) transactions acquired by the Sponsor from third-parties and underwritten by the Sponsor in the same manner as Contracts originated by the Sponsor.

              Certain of the Initial Contracts that take the form of leases contain provisions requiring that the related User purchase the related Equipment at the end of the related Contract term for an amount, which may in certain cases be the fair market value of the related Equipment at Contract maturity. Such amount may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at Contract maturity or (b) a maximum specified amount. Any payment of such a specified amount or minimum specified amount received from a User in connection with a required purchase by such User at maturity of the related Contract is a "Final Contract Payment." Any such excess amount received from a User is an "Excess Amount."

              Certain Initial Contracts that take the form of leases do not contain a provision requiring the related User to purchase the related Equipment, but rather contain an end-of-term purchase option (such Contracts and Equipment, the "Purchase Option Contracts" and "Purchase Option Equipment," respectively). Such purchase options are exercisable at varying amounts, and are referred to as "Purchase Option Payments." In the event that a User under a Purchase Option Contract does not exercise its purchase option, such User is required to either re-lease the Equipment or return the related Purchase Option Equipment to the Servicer. The Servicer may, but has no obligation to, purchase any such returned Purchase Option Equipment. The amounts of (x) any Purchase Option

Payments, (y) other proceeds of the sale of Purchase Option Equipment to the extent such proceeds exceed any Scheduled Payments and Final Contract Payments remaining unpaid, and (z) Excess Amounts are collectively referred to as "Residual Receipts." Final Contract Payments are not "Residual Receipts."

              All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected related to the failure of such User to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment are referred to as "Defaulted Residual Receipts."

              Generally, the Initial Contracts that take the form of leases are on a "net" basis, that is, the User is responsible for all operating expenses, including taxes and insurance premiums. The Users under the Initial Contracts generally are obligated to: (1) remit all Contract Payments due; (2) operate the related Equipment in compliance with the manufacturers' instructions; (3) maintain and service the related Equipment; and (4) insure the related Equipment against casualty losses, public liability for bodily injury and against property damage.

              References herein to percentages of Contracts refer in each case to the percentage of the Aggregate Contract Balance (calculated using the Statistical Discount Rate) of the Initial Contracts as of the Cut-Off Date.

              As of the Cut-Off Date, the Initial Contracts had remaining terms to maturity of ___ to ___ months. The final Scheduled Payment or Final Contract Payment on the Initial Contract with the latest maturity is due in ____, 200__. As of the Cut-Off Date, the Contract Balances of the Initial Contracts range from $________. No more than ___% of the Original Aggregate Contract Balance is attributable to any one User (including affiliates of such User), and the average Contract Balance is $_________.

              The Initial Contracts which are leases in form generally do not provide for a right of the User to prepay. However, under the Indenture, the Servicer is permitted to allow prepayment in an amount not less than the Prepayment Amount. In addition, in the event that a User requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Contracts, but only upon payment of an amount equal to the sum of (1) the Contract Balance as of the first day of the Collection Period preceding such removal, (2) one month's interest thereon at the Actual Discount Rate, and (3) any Scheduled Payments due and outstanding under such Contract that have not been paid by the User (collectively the "Prepayment Amount").

SUBSTITUTIONS AND MODIFICATIONS

              Pursuant to the Indenture, the Servicer will have the right (but not the obligation) at any time to substitute one or more Contracts (each a "Substitute Contract") for a Contract ("Predecessor Contract") if:

                   (i) the Predecessor Contract then meets the requirements for being a "Defaulted Contract," and

                   (ii) the Aggregate Contract Balance(s) of such Substitute Contract or Contracts is at least equal to the Aggregate Contract Balance(s) of such Predecessor Contract or Contracts, each as of the Calculation Date immediately following the date of such substitution and calculated, with respect to the Predecessor Contract, as if such Predecessor Contract were not a Defaulted Contract.


         In addition, the Servicer has the right to modify the payment terms of the Contracts under certain circumstances, provided the Contract, as modified,
(i) has a Contract Balance not lower than the Contract Balance of the Contract prior to the modification and (ii) does not have a maturity date later than the maturity date of the Contract then pledged to the Trustee that has the latest maturity date of all the Contracts then included in the Trust Estate. See "Description of the Notes--Remittance and Other Servicing Procedures" for a description of additional provisions regarding modifications.

         The Indenture further provides that the Aggregate Contract Balance of all Contracts substituted or modified may not exceed 10% of the Maximum Collateral Account (exclusive of the Contract Balance of Contracts substituted for other Contracts which were determined to have breached a representation or warranty).

         Upon repossession and disposition of any Equipment subject to a Defaulted Contract, any deficiency remaining will be pursued to the extent deemed practicable by the Servicer. The Servicer on behalf of the holder of the Residual Interest is directed to maximize the residual value of the Equipment relating to any Defaulted Contract (the "Net Residual Value"), and, in such regard, the Servicer may sell such Equipment at the best available price, refurbish such Equipment and re-lease or sell such Equipment to third parties, or take any other commercially reasonable steps to maximize such Equipment's Net Residual Value. Defaulted Residual Receipts with respect to any such Defaulted Contract, including any future payments received with respect to such Defaulted Contracts, shall be paid to the Collection Account as Available Funds. If the Servicer reasonably believes that the Net Residual Value of any Equipment is zero or de minimis, it will dispose of such Equipment in accordance with its standard procedures.

STATISTICAL INFORMATION

              The statistical information presented in this Prospectus Supplement concerning the pool of Contracts as of the Cut-Off Date is based on the number and the Aggregate Contract Balance of the Initial Contracts as of the Cut-Off Date (the "Original Aggregate Contract Balance"). The Aggregate Contract Balance of the Initial Contracts as of the Cut-Off Date is $___________ using the Statistical Discount Rate. The Aggregate Contract Balance of the Initial Contracts as of the Cut-Off Date is $__________using the Actual Discount Rate. The statistical distribution of such characteristics of the Initial Contracts as of the Cut-Off Date using the Actual Discount Rate will vary somewhat from the statistical distribution of such characteristics of the Initial Contracts as of the Cut-Off Date using the Statistical Discount Rate as presented in this Prospectus Supplement, although such variance will not be material. In addition, certain Initial Contracts included in the statistical information included herein were determined not to meet the eligibility requirements for the final pool. As a result, the statistical distribution of characteristics as of the Closing Date for the final Contract pool will vary somewhat from the statistical distribution of such characteristics as presented in this Prospectus Supplement, although such variance will not be material.

              Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the Original Aggregate Contract Balance (calculated using the Statistical Discount Rate).

              Following is certain statistical information relating to the Initial Contracts, calculated as of the Cut-Off Date. Certain columns may not add to 100% due to rounding.

              CERTAIN INFORMATION WITH RESPECT TO THE CONTRACTS AND THE USERS.. The following tables summarize certain information with respect to the Contracts and the Users as of the Cut-Off Date.

                                        DISTRIBUTION OF CONTRACTS BY STATE

                                                      Percentage of                                    Percentage of Aggregate
        State                Number of Contracts   Number of Contracts   Aggregate Contract Balance      Contract Balance
-------------------------    -------------------   -------------------   --------------------------    -----------------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
------------------------------------------------------------------------------------------------------------------------------
Total...................
==============================================================================================================================

                                   DISTRIBUTION OF CONTRACTS BY CONTRACT BALANCE

                                                       Percentage of Number   Aggregate Contract   Percentage of Aggregate
     Contract Balance            Number of Contracts       of Contracts             Balance           Contract Balance
-----------------------------    -------------------   --------------------   ------------------   -----------------------

          $0.01 -  5,000.00
       5,000.01 - 10,000.00
      10,000.01 - 15,000.00
      15,000.01 - 20,000.00
      20,000.01 - 25,000.00
      25,000.01 - 30,000.00
      30,000.01 - 35,000.00
      35,000.01 - 40,000.00
      40,000.01 - 45,000.00
      45,000.01 - 50,000.00
      50,000.01 - 60,000.00
      60,000.01 - 70,000.00
      70,000.01 - 80,000.00
      80,000.01 - 90,000.00
      90,000.01 - 100,000.00
     100,000.01 - 125,000.00
     125,000.01 - 150,000.00
     150,000.01 - 175,000.00
     175,000.01 - 200,000.00
   greater than $200,000.00
--------------------------------------------------------------------------------------------------------------------------
Total.......................
==========================================================================================================================

                                           DISTRIBUTION OF CONTRACTS BY
                                        REMAINING MONTHS TO STATED MATURITY

                                          Percentage of Number of    Aggregate Contract    Percentage of Aggregate
  Remaining Term    Number of Contracts          Contracts                Balance              Contract Balance
------------------  -------------------   -----------------------    ------------------    -----------------------

    1 - 12
   13 - 24
   25 - 36
   37 - 48
   49 - 60
   61 - 72
   73 - 84
------------------------------------------------------------------------------------------------------------------
Total......
==================================================================================================================


                   DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE



                                                     Percentage of Number of   Aggregate Contract   Percentage of Aggregate
     Equipment Type            Number of Contracts          Contracts               Balance             Contract Balance
----------------------------   -------------------   -----------------------   ------------------   -----------------------

Computer
Copiers
Facsimiles
Security and Alarm Systems
Telephones
Miscellaneous
---------------------------------------------------------------------------------------------------------------------------
Total......................
===========================================================================================================================


              HISTORICAL DELINQUENCY INFORMATION. Delinquency information for equipment leases in the Servicer's servicing portfolio.


                        HISTORICAL DELINQUENCY EXPERIENCE

                               SERVICING PORTFOLIO

                     September 30, 1997    December 31, 1996    Dec. 31, 1995    Dec. 31, 1994     Dec. 31, 1993    Dec. 31, 1992
                     ------------------    -----------------    -------------    -------------     -------------    -------------
                        $          %          $         %         $       %        $      %          $      %         $       %
                     -------    -------    -------    ------    -----  ------    -----  ------     -----  ------    -----   -----
Total Receivables
Balance(1)

No. of
Delinquent Days
30-59 Days
60-89 Days
90 Days +
---------------------------------------------------------------------------------------------------------------------------------
Total
Delinquency

---------------------
(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases in the Servicer's servicing portfolio.

HISTORICAL DEFAULT EXPERIENCE. Loss information for the Servicer's servicing portfolio is set forth below.

                           HISTORICAL LOSS EXPERIENCE

                               SERVICING PORTFOLIO

                                              Nine Months                        Year Ended December 31,
                                                 Ended         ---------------------------------------------------
                                             September 30,
                                                  1997           1996       1995       1994      1993       1992
                                             -------------     --------   --------   --------  --------   --------

 Average Receivables
    Outstanding)1)....................
 Net Losses...........................
 Net Losses as a Percentage of Average
    Receivables.......................

-------------------------
(1) Equals the arithmetic average of the beginning of the period Receivable balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the leases in the Servicer's servicing portfolio.
(2)  Annualized.

                            DESCRIPTION OF THE NOTES

              GENERAL. The Notes will be issued pursuant to the Indenture. The Notes will be available only in book-entry form; see "Description of the Securities--Book-Entry Registration" in the Prospectus.

              PAYMENT DATES. Payments on the Notes will be made on the ___ day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing on __________, _____ (each, a "Payment Date"), to holders of record on the last day of the immediately preceding calendar month (each, a "Record Date").

              INTEREST PAYMENTS. On each Payment Date, the interest due (the "Interest Payments") with respect to each Class of Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date, or in the case of the first Payment Date, since the Closing Date (each such period, an "Interest Accrual Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Balance") of the Notes of each Class, after giving effect to payments of principal, on the preceding Payment Date.

              INTEREST-ONLY PERIOD. From time to time the Issuers may pledge Additional Property to the Trustee. The Indenture provides that, unless a Required Amortization Event occurs prior to the _________ 1998 Payment Date, amounts which would otherwise be paid as principal to the holders of the Notes will be released to the Issuers in consideration of the Issuers pledge to the Trustee, for the benefit of the Noteholders, of Additional Property, with the result that the Noteholders will receive payments of interest only, and no payments of principal, on each Payment Date prior to and including the _______ Payment Date (other than any amounts disbursed to the Noteholders from the Pre-Funding Account following the end of the Pre-Funding Period as a prepayment of principal on the Notes).

              PRINCIPAL PAYMENTS. Unless a Required Amortization Event occurs earlier, the Noteholders will receive no principal payments until the __________ Payment Date (other than any amounts disbursed to the Noteholders from the Pre-Funding Account following the end of the Pre-Funding Period as a prepayment of principal on the Notes).

              For each Payment Date during the Amortization Period, each of the Class A Noteholders, the Class M Noteholders and the Class B Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "--Flow of Funds."

              On each Payment Date during the Amortization Period, to the extent funds are available therefor, the principal will be paid to the Noteholders in the following priority: (a)(i) to the Class A-1 Noteholders only, until the Outstanding Principal Balance on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Balance on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Balance on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class M Noteholders, until the Outstanding Principal Balance on the Class M Notes has been reduced to zero, the Class M Principal Payment and (c) to the Class B Noteholders, the Class B Principal Payment.

              The "Class A Principal Payment" is the amount necessary to reduce the aggregate Outstanding Principal Balance of the Class A Notes to the Class A Target Investor Principal Amount.

              The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Aggregate Contract Balance as of the related Calculation Date.

              The "Class M Principal Payment" is the amount necessary to reduce the Outstanding Principal Balance of the Class M Notes to the Class M Target Investor Principal Amount.

              The "Class B Principal Payment" is the amount necessary to reduce the Outstanding Principal Balance of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

              The "Class M Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class M Percentage and (b) the Calculation Date.

              The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Aggregate Contract Balance as of the related Calculation Date.

              The "Class B Floor" with respect to each Payment Date means (a) _____% of the Original Aggregate Contract Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum, as of the related Determination Date, of the Outstanding Principal Balance of the Residual Interest and the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

              The "Class A Percentage" is _________%; the "Class M Percentage" is _________% and the "Class B Percentage" is _______%.

              The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Contract Balance of all Contracts which have become Defaulted Contracts since the Closing Date over (b) the sum of (i) the Contract Balances of all Defaulted Contracts which became Reinstated Contracts (as described below under "Defaulted Contracts") and (ii) Defaulted Residual Receipts.

              FLOW OF FUNDS. The Indenture will require that the Trustee establish an account (the "Collection Account") and that the Servicer deposit to the Collection Account (or the Advance Payment Account, as described herein), all collections or receipts received by the Servicer on the Contracts no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment.

              A. On each Payment Date prior to the Amortization Date, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account or, with respect to paragraph (vi), from amounts on deposit in the Additional Property Funding Account, in the following order of priority:

                   (i) from the Available Funds, to the Servicer, any unrecoverable Servicer Advances;

                   (ii) from the Available Funds then remaining in the Collection Account, to the servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                   (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period; pari passu with respect to each Class of Class A Notes;

                   (iv) from the Available Funds then remaining in the Collection Account, to the Class M Noteholders, the Class M Note Interest and the Class M Overdue Interest for the related Interest Period;

                   (v) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

                   (vi) from the sum of the Available Funds then remaining in the Collection Account, and (y) the amount then on deposit in the Additional Property Funding Account, to (such sum, the "Available Additional Property Funding Amount"), as follows:

                         (A)   to the Issuers, an amount equal to the least of:

                         (i)   the Available Additional Property Funding Amount,

                         (ii) the Aggregate Net Cumulative Contract Balance Decline Amount; and

                         (iii) the Aggregate Contract Balances of all Additional
                               Contracts (calculated as of the related Cut-Off
                               Date) actually pledged to the Trustee on such Payment Date (exclusive of any Additional Contracts pledged to the Trustee on such Payment Date with respect to the Pre-Funding feature); and

                         (B) to the Additional Property Funding Account, the lesser of

                         (i) the excess, if any, (x) the Aggregate Net Cumulative Contract Balance Decline over (y) the amount described in Clause (A)(iii) above; and

                         (ii) the remaining Available Additional Property Funding Amount;

                   (vii) from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                   (viii) from the Available Funds then remaining in the Collection Account to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date; and

                   (ix) to the Issuers, as the holders of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

             B. On the Payment Date which is also the Amortization Date and on each Payment Date thereafter, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

                   (i) from the Available Funds, to the Servicer, any unrecoverable Servicer Advances;

                   (ii) from the Available Funds then remaining in the Collection Account, to the servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                   (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period, pari passu with respect to each Class of Class A Notes;

                   (iv) from the Available Funds then remaining in the Collection Account, to the Class M Noteholders, the Class M Note Interest and the Class M Overdue Interest for the related Interest Period;

                   (v) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

                   (vi) until the Class A Principal Amount has been reduced to zero, from the Available Funds then remaining in the Collection Account, (such an amount to be paid on "sequential-pay" fashion with respect to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order) the Class A Principal Payment and the Class A Overdue Principal;

                   (vii) until the Class M Principal Balance has been reduced to zero, to the Class M Noteholders, from the Available Funds then remaining in the Collection Account, the Class M Principal Payment and the Class M Overdue Principal;

                   (viii) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment and the Class B Overdue Principal;

                   (ix) from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                   (x) from the Available Funds then remaining in the Collection Account, to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                   (xi) to the Issuers, as the holder of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

              In addition to the distributions from the Collection Account on each Payment Date, on the Payment Date immediately following the Funding Termination Date, any amounts remaining on deposit in the Pre-Funding Account on such Payment Date will be distributed as a prepayment of principal on the Notes, with the Class A Notes, the Class M Notes and the Class B Notes receiving the Class A Pre-Funding Percentage, the Class M Pre-Funding Percentage and the Class B Pre-Funding Percentage, respectively, of such remaining amounts; provided, that if such remaining amount is less than $100,000 and, as of such Payment Date, the Interest-Only Period has not ended, such remaining amount will be deposited in the Additional Property Funding Account.

              The "Aggregate Net Cumulative Contract Balance Decline Amount" with respect to any Payment Date prior to the Amortization Date, is an amount equal to the excess of (I) the sum, for each prior Collection Period (and cumulative for all such prior Collection Periods) of (x) all Contract Principal either received or advanced by the Servicer with respect to such Collection Period and (y) the Contract Balances of each Contract which became a Defaulted Contract during such Collection Period and as to which the Issuers did not replace with a qualifying Substitute Contract over (II) the Aggregate Contract Balances of all Additional Contracts actually pledged to the Trustee by the Issuers in exchange for all amounts released to the Issuers pursuant to clause
(A)(iii) under "Flow of Funds" above on all prior Payment Dates. As used above, "Contract Principal" means, with respect to any Contract and Collection Period, an amount equal to the excess of (I) the Scheduled Payment due on such Contract during such Collection Period over (ii) the product of (x) the Contract Balance thereof, as of the opening of business on the first day of such Collection Period and (y) one-twelfth of the Actual Discount Rate.

              REQUIRED AMORTIZATION EVENT. The earliest to occur of any of the following: (i) the occurrence of an Event of Servicing Termination or an Event of Default, (ii) the amount on deposit in the Additional Property Funding Account exceeds $_______, (iii) the bankruptcy of the Servicer or either of the Issuers, (iv) as of any Determination Date, the three-month average ratio of the Aggregate Contract Balance of Delinquent Contracts which are 61 days or more delinquent to the Aggregate Contract Balance, exceeds _____%, (v) as of any Determination Date, the 3 month average ratio of the Aggregate Contract Balance of all Contracts which become and continue to be Defaulted Contracts during the Initial Period to the Aggregate Contract Balances, exceeds _____%.

              AFFIRMATIVE COVENANTS. The Sponsor will covenant and agree in the Receivables Transfer Agreement, among other things, that during the Interest-Only Period, (i) the Sponsor will remain in the business of originating and purchasing equipment and related leases, loans, and other contracts substantially similar to the Initial Equipment and Initial Contracts, (ii) the Sponsor will use its best efforts to originate and purchase such equipment and related leases, loans and other contracts in a quantity no less than the cumulative amount during the Interest-Only Period of (a) amounts remaining on deposit in the Collection Account after making certain payments as described herein, (b) amounts on deposit in the Additional Property Funding Account and
(c) during the Pre-Funding Period only, amounts on deposit in the Pre-Funding Account, (iii) the Sponsor will not sell, or enter into agreements to sell, such equipment or related leases, loans and other contracts to others in a manner which would materially and adversely affect the Sponsor's ability to perform its obligations under the Receivables Transfer Agreement, to make available Additional Contracts for pledge to the Trustee.

              REDEMPTION. The Issuers will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment Date on which the Aggregate Contract Balance (after giving effect to the payment of principal on such Payment Date) is less than or equal to 10% of the Maximum Collateral Amount. The "Maximum Collateral Amount" is the sum of (x) the Original Aggregate Contract Balance plus (y) the Contract Balance of each Additional Contract included in the Trust Estate as a result of the Pre-Funding feature. The Issuers will give notice of such redemption to each


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
Noteholder and the Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount of the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See "Description of the Notes--Redemption."

              SUBORDINATION PROVISIONS. A portion of the credit enhancement available for the benefit of the Class A Noteholders is provided by the subordination of the Class M Notes, of the Class B Notes and of the Residual Interest. A portion of the credit enhancement available for the benefit of the Class M Notes is provided by the subordination of the Class B Notes and of the Residual Interest. A portion of the credit enhancement available for the benefit of the Class B Noteholders is provided by the Residual Interest.

              The cash flow and subordination provisions of the Indenture provide that Available Funds on each Payment Date will be used to fund payments to the Noteholders (and to pay the fees and expenses of the Servicer). "Available Funds" with respect to a Payment Date generally include (i) amounts collected during the immediately preceding Collection Period with respect to the Contracts and the Equipment, including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Residual Receipts, Prepayment Amounts, Prepayment Amounts, investment earnings on each of the Accounts and any amounts required to be transferred to the Collection Account from the Capitalized Interest Account with respect to such Payment Date plus
(ii) amounts transferred from the Reserve Account with respect to such payment Date and deposited in the Collection Account.

              On each Payment Date prior to the Amortization Date, with respect to amounts due to the Noteholders, the Indenture requires that there be paid, first, interest (together with any overdue interest and interest thereon) to the Class A Noteholders; second, interest (together with any overdue interest and interest thereon) to the Class M Noteholders; and, third, interest (together with any overdue interest and interest thereon) to the Class B Noteholders.

              On and after the Payment Date which is also the Amortization Date, with respect to amounts due to the Noteholders, the Indenture requires that there be paid, first, interest (together with any overdue interest and interest thereon) to the Class A Noteholders; second, interest (together with any overdue interest and interest thereon) to the Class M Noteholders; third, interest (together with any overdue interest and interest thereon) to the Class B Noteholders; fourth, principal to the Class A Noteholders (to be paid in "sequential-pay" fashion); fifth, principal to the Class M Noteholders; and sixth, principal to the Class B Noteholders, as further described herein.

              DEFAULTED CONTRACTS. A "Defaulted Contract" will mean any Contract
(a)(i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any security deposit provided by the User (a "Security Deposit") or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred. With respect to any Contract, a "Release Event" is a payment in full of such Contract or a removal of such Contract by the Servicer pursuant to the terms of the Indenture. However, during the period from the Closing Date to the end of the Collection Period relating to the Payment Date immediately preceding the Amortization Date (the "Initial Period"), a Contract remains a "Defaulted Contract" only for so long as it continues to meet the requirements for being a "Defaulted Contract." If, at any time during the Initial Period, a Contract no longer meets the requirements for being a "Defaulted Contract," such Contract is no longer a "Defaulted Contract" (such Contract, a "Reinstated Contract") In addition, the Indenture requires that during the Initial Period a Defaulted Contract be assigned a Contract Balance of zero at the time such Contract becomes a Defaulted Contract. However, if at any time during the Initial Period, a Defaulted Contract no longer meets the requirements for being a Defaulted Contract and therefore is no longer considered a Defaulted Contract, the Contract Balance of such Contract shall no longer be zero, but rather shall be recalculated to reflect the Contract Balance of a Contract which is not a Defaulted Contract.

              One effect of the ability of a "Defaulted Contract" to restore itself to non-defaulted status during the Initial Period is that the Contract Balances of any Contracts that became Defaulted Contracts during the Initial Period, but that no longer meet the requirements for being "Defaulted Contracts" at the end of the Initial Period (i.e., have returned to performing status subsequent to their default), are not paid to the Noteholders as an accelerated payment of principal unless they become Defaulted Contracts again after the Initial Period.

              Another effect is that the percentage of Defaulted Contracts during the Initial Period will reflect only those Contracts currently in default and will not reflect Contracts that were in default but which have returned to performing status.

              Since the Available Funds on any Payment Date commencing with the Amortization Date are applied in the order of priority described above under "Flow of Funds" until such Available Funds are exhausted, the effect of including in the required "Class A Principal Payment," in the "Class B Principal Payment" and in the "Class M Principal Payment" the amount of or, deemed loss (i.e., the Contract Balance of any Defaulted Contract) and prioritizing the payment of the Class A Principal Payment, the Class M Principal Payment and the Class B Principal Payment (in that order) is to allocate losses first, to the holder of the Residual Interest, second, to the Class B Noteholders, third, to the Class M Noteholders and fourth, to the Class A Noteholders.

              Through the operation of the "Class A Overdue Principal," "Class M Overdue Principal" and "Class B Overdue Principal" provisions, the Class A Noteholders and the Class B Noteholders are entitled to receive any aggregate, cumulative shortfalls of Class A Principal Amounts, Class M Principal Balances or Class B Principal Balances not paid on prior Payment Dates.

              RESERVE ACCOUNT. The Noteholders will have the benefit of funds on deposit in an account (the "Reserve Account") to the extent that, on any Payment Date, there is a shortfall in the amount available to pay amounts owing the Servicer and to make interest and principal payments on the Notes. The Reserve Account will be funded by an initial deposit of ____% of the Original Aggregate Contract Balance. Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account (x) in connection with each addition of Additional Contracts to the Trust Estate as a result of the operation of the Pre-Funding feature (in amounts equal to ___% of the Contract Balance of each such Additional Contract as of the related Cut-Off Date and (y) on each Payment Date, to the extent that the amount on deposit in the Reserve Account (the "Available Reserve Amount") is less than the Required Reserve Amount. The "Required Reserve Amount" generally equals the lesser of (a) ____% of the Maximum Collateral Amount and (b) the Outstanding Principal Balance of the Notes, subject to certain floors and triggers set forth in the Indenture. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuers in accordance with the provisions of the Indenture.

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR

              The Sponsor will make certain warranties in the Receivables Transfer Agreement (as of the Closing Date with respect to the Initial Contracts and as of the related date of pledge with respect to the Additional Contracts, unless otherwise indicated), the benefits of which will be assigned to the Trustee, including that: (i) as of the Cut-Off Date, no more than 10% of a payment on any Contract was more than 60 days past due and (except for payments which are 60 days or less past due) there was no default, breach, violation or event permitting acceleration under the terms of any Contract, (ii) no provision of any Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the related Contract File (other than payment delinquencies permitted under clause (i) above), (iii) each Contract represents the legal, valid and binding payment obligation of the User, enforceable in accordance with its terms, subject to certain restrictions imposed under bankruptcy laws and the availability of equitable relief, (iv) the Contracts generally are not and will not be subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, (v) all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of each Contract have been complied with in all material respects, (vi) each Contract contains provisions requiring the User to assume all risk of loss or malfunction of the related Equipment, and making the User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of setoff for any reason whatsoever, (vii) except for certain specified Contracts with an Aggregate Contract Balance under $_______________, each of which may be prepaid in an amount no less than the Prepayment Amount, no Contract provides the User with a right to terminate or prepay, (viii) no Contract provides for the substitution, exchange or addition of any other items of equipment pursuant to such Contract which would result in any reduction of the total Scheduled Payments thereon or extension of payments due under each Contract except for such extensions which would not extend beyond the term of the Initial Contract with the longest remaining term as of the Closing Date,
(ix) each Contract was assignable by the Sponsor and is assignable by the related Issuer, (x) all necessary action shall have been taken by the Sponsor to transfer to the related Issuer all of the Sponsor's right, title and interest in and to each Contract and the related Equipment, (xi) neither the Contract nor the related Equipment has been sold, transferred, assigned or pledged by the Sponsor to any person other than the related Issuer, and immediately prior to assigning or pledging the Contracts and the related Equipment to the Issuers, the Sponsor was the sole owner of each Contract and the related Equipment free and clear of any liens and encumbrances,
(xii) no Contract has been satisfied, subordinated or rescinded, except for any Contract prepaid in full after the Cut-Off Date but before the Closing Date and
(xiii) no one User (including its affiliates) has Contracts with an Aggregate Contract Balance that exceeds ___% of the Original Aggregate Contract Balance.

              The Sponsor will also represent that, as of the Closing Date, the Initial Contracts have the following characteristics assuming a discount rate equal to the Statistical Discount Rate: (A) each Initial Contract has a remaining term as of the Closing Date of not less than __ months and not more than ______ months, (B) the weighted average remaining term of the Initial Contracts is approximately ___ months, (C) each Initial Contract has a Contract Balance as of the Cut-Off Date of not more than $1,000,000, (D) as of the Cut-Off Date, no item of Equipment has been repossessed, (E) no more than _____% of the Original Aggregate Contract Balance is attributable to Contracts with Users in any single state, and (F) no Initial Contract has a Scheduled Payment or Final Contract Payment due after _____, 200_.

              With respect to any Additional Contracts pledged to the Trustee, for the benefit of the Noteholders, the Sponsor will make the following representations as of the date of the related pledge of such Additional Contracts assuming a discount rate equal to the Actual Discount Rate: (A) each Additional Contract has a remaining term as of the related Cut-Off Date of not less than __ months and not more than ___ months, (B) the weighted average remaining term of the Contracts is not less than ___ months, (C) each Additional Contract has a Contract Balance as of the related Cut-Off Date of not more than $1,000,000, (D) as of the related Cut-Off Date, no item of Equipment related to the Additional Contracts has been repossessed, (E) no more than ___% of the Aggregate Contract Balance for all Contracts on the related Cut-Off Date is attributable to Contracts with Users in any single state and (F) no Additional Contract has a Scheduled Payment or Final Contract Payment due after ______, 200_,.

              Such representations and warranties will survive the pledge of the Trust Estate to the Trustee, for the benefit of the Noteholders.

              Under the terms of the Receivables Transfer Agreement and the Indenture, the Sponsor will be obligated (x) to accept the reconveyance of any Contract and deposit the related Prepayment Amount with the Trustee, or (y) deliver a qualifying Substitute Contract, in either case on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty made by the Sponsor or the Servicer, respectively, that materially adversely affects such Contract, which breach has not been cured or waived in all material respects. This obligation either to accept the reconveyance of such Contract and remit the Prepayment Amount or deliver a qualifying Substitute Contract will constitute the sole remedy against the Sponsor available to the Issuers, the Trustee and the Noteholders for a breach of a representation or warranty made by the Sponsor, with respect to the required characteristics of the Contracts.

INDEMNIFICATION

              The Receivables Transfer Agreement will provide that the Sponsor will defend and indemnify the Issuers, the Trustee and the Noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by the Sponsor of its respective obligations (other than breach of the Sponsor's representations and warranties, with respect to which the sole remedy is expressly limited to the Sponsor's acceptance of the reconveyance of the affected Contracts and the remittance of the Prepayment Amount, or delivery of replacement Contracts, as discussed above) under the Receivables Transfer Agreement or (ii) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such loss, claim, damage or liability resulted from the Trustee's negligence or willful misconduct.

              The Indenture will also provide that the Servicer will defend and indemnify the Issuers, the Sponsor, the Trustee and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) the failure of the Servicer to perform its duties under the Indenture. Advanta Business Services Corp.'s obligations, as Servicer, to indemnify the Noteholders for acts or omissions of Advanta Business Services Corp. as

Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS

              The Servicer is required to establish and maintain in accordance with the Indenture six accounts (each, an "Account"), the "Collection Account," the "Advance Payment Account," the "Additional Property Funding Account," the "Pre-Funding Account," the "Reserve Account" and the "Capitalized Interest Account," each to be held by the Trustee for the benefit of the Noteholders. Each such Account will be one or more segregated trust accounts.

              The Servicer is required to deposit to the Collection Account all collections received by it with respect to the Contracts, within two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment, Servicer Advances are required to be deposited therein not later than the Determination Date for the related Collection Period; the Trustee will deposit in the Collection Account from the Advance Payment Account, not later than the Determination Date, that portion of any Advance Payments that constitute Scheduled Payments due during the immediately preceding Collection Period; the Sponsor or the Servicer will deposit in the Collection Account, not later than the Determination Date, any Prepayment Amount then due and payable by it.

              The Servicer is required to deposit all Advance Payments and all Security Deposits received by the Servicer in the Advance Payment Account. "Advance Payments" are amounts paid by a User during a Collection Period with respect to amounts due from such User in subsequent Collection Periods but do not include Prepayment Amounts. The Servicer is required to instruct the Trustee to transfer from the Advance Payment Account to the Collection Account (i) the portion of any Advance Payment due and owing for a Collection Period and (ii) the portion of any Security Deposit being applied to a Scheduled Payment or Final Contract Payment in accordance with the Indenture, in each case, no later than the related Determination Date.

              The Additional Property Funding Account will hold amounts required to be disbursed upon the instruction of the Issuer, as stated in the Receivables Transfer Agreement, pending the pledge of Additional Property to the Trustee, for the benefit of the Noteholders. The amount on deposit in the Additional Property Funding Account may not exceed [$2,000,000]. The purpose of the Additional Property Funding Account is to prevent a temporary shortfall in the supply of Additional Property from becoming a Required Amortization Event. If a Required Amortization Event occurs, then no further pledges of Additional Property shall occur, and all amounts that would otherwise have been paid in consideration of such pledges will be transferred to the Collection Account and distributed in accordance with the Indenture on the immediately following Payment Date.

              The Pre-Funding Account will hold $_________ to be used by the Trustee to purchase from the Sponsor Additional Contracts and Additional Equipment which have Aggregate Contract Balances (as of the related Cut-Off
Date) equal to the Pre-Funding Contract Balance. During the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which a Required Amortization Event has occurred and is continuing or (iii) the close of business on _________________ (such earliest date, the "Funding Termination Date"), the Issuers may deliver the Additional Property to the Trustee in exchange for a corresponding release of money from the Pre-Funding Account in an amount equal to __% of the Contract Balances (as of the related Cut-Off Date) of such Additional Property (the Aggregate Contract Balance of the Contracts which can be purchased based on the Initial Pre-Funded Amount, the "Pre-Funding Contract Balance"); provided, that no amounts shall be released from the Pre-Funding Account on any date unless the balance of the Additional Property Account is equal to zero on such date. Any amount remaining on deposit in the Pre-Funding Account on the Funding Termination Date will be used on the Payment Date immediately following the Funding Termination Date to prepay the Notes, the Class A Notes receiving ____% (the "Class A Pre-Funding Percentage"), the Class M Notes receiving ___% (the "Class M Pre-Funding Percentage") and the Class B Notes receiving ____ (the "Class B Pre-Funding Percentage") of such remaining amount; provided, that if such remaining amount is less than $100,000 and, as of such Payment Date, the Interest-Only Period has not ended such remaining amount will be deposited in the Additional Property Funding Account.

              The Capitalized Interest Account will hold amounts to be used, as necessary, by the Trustee, on each Payment Date occurring during the Pre-Funding Period only, to fund the aggregate amount of interest accruing at the weighted average of the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class M Interest Rate and the Class B Interest Rate on the amount on deposit in the Pre-Funding Account, less projected investment earnings on the Pre-Funding Account, as of the related Payment Date. Any amounts on deposit in the Capitalized Interest Account on the Payment Date immediately following the Funding Termination Date (after taking into account any transfers from the Capitalized Interest Account to the Collection Account on such Payment Date) will be released from the Trust Estate and paid to the Issuer.

              The Indenture permits the Servicer to direct the investment of amounts in the Accounts in "Eligible Investments" as defined in the Indenture that mature not later than the Business Day prior to the next succeeding Payment Date. Any income from such investments will be included in Available Funds.

              The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

ADVANCES

              In the event that any User fails to remit its full Scheduled Payment or Final Contract Payment by the Calculation Date, the Servicer is required to make an advance, no later than the related Determination Date, from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related User. The Indenture provides for the reimbursement of the Servicer for such Servicer Advances from funds available for distribution in the Collection Account on each Payment Date before the payments to Noteholders have been made as set forth below in "Flow of Funds."

WITHHOLDING

              The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments of interest with respect to the Notes. The consent of Noteholders will not be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Noteholders.

REPORTS TO NOTEHOLDERS

              On each Payment Date, the Trustee will forward with each payment to the Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Amount as to (a) and
(b) below):

              (a) The amount of such payment allocable to such Noteholder's Percentage Interest of the Class A Principal Payment, the Class M Principal Payment or the Class B Principal Payment, as applicable, and Class A Overdue Principal, the Class M Overdue Principal or Class B Overdue Principal, as applicable, and the amount of principal paid to each Class as a result to utilize fully the Pre-Funding Account;

              (b) The amount of such payment allocable to such Noteholder's Percentage Interest of Class A Note Interest, Class M Note Interest or Class B Note Interest, Class A Overdue Interest, Class M Overdue Interest or Class B Overdue Interest, as applicable;

              (c) The aggregate amount of fees and compensation received by the Servicer pursuant to the Indenture for the Collection Period;

              (d) The aggregate Class A Note Principal Balance, the aggregate Class B Note Principal Balance, the Class A Note Factor, the Class B Note Factor, the Class M Note Factor, the Aggregate Contract Balance and the Collateral Factor, after taking into account all distributions made on such Payment Date;

              (e) The total unreimbursed Servicer Advances with respect to the related Collection Period;

              (f) The Aggregate Contract Balance for all Contracts that became Defaulted Contracts during the related Collection Period, and, in the case of the Initial Period, continue to be Defaulted Contracts, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

              (g) The Aggregate Contract Balance (calculated as of the related Cut-Off Date) of the Additional Property, if any; and

              (h) The amount on deposit in the Pre-Funding Account.

              The "Class A-1 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-1 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-1 Initial Principal Balance.

              The "Class A-2 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-2 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-2 Initial Principal Balance.

              The "Class A-3 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-3 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-3 Initial Principal Balance.

              The "Class M Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class M Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (y) the Class M Initial Principal Balance.

              The "Class B Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (y) the Class B Note Initial Principal Balance.

              The "Collateral Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Aggregate Contract Balance as of the immediately preceding Calculation Date to (y) the Maximum Collateral Amount.

              In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 1999, the Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

OPTIONAL REDEMPTION

         The Indenture will provide that on any Payment Date following the Record Date on which the Aggregate Contract Balance is 10% or less of the Maximum Collateral Amount, the Issuers will have the option to receive all rights, title and interest in all, but not less than all, of the Trust Estate, by paying to the Trustee for redemption of the Notes an amount equal to the sum of the aggregate outstanding Class A, Class M and Class B Note Principal

Balance and all other amounts due to the Class A, Class M and Class B Noteholders and all amounts owing to the Trustee.

REMITTANCE AND OTHER SERVICING PROCEDURES

              The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any insurance policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

              The Servicer may grant to a User any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trustee or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any Security Deposit previously paid by the User) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Indenture that (i) it will not forgive any payment of rent, principal or interest (except for certain offsets for Security Deposits which offsets are only permitted after the Servicer has deposited in the Collection Account an amount equal to such offset), (ii) unless a User is in default, it will not permit any modification with respect to a Contract which would reduce or increase the Contract Balance of the Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then pledged to the Trustee, and (iii) the Servicer may accept Prepayment in part or in full; provided, however that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the User and (y) such partial Prepayment will not reduce the Contract Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Actual Discount Rate, accrued through the Payment Date immediately following such partial Prepayment on the outstanding Contract Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Contract Balance, and the allocation of Scheduled Payments to principal and interest.

         Notwithstanding the foregoing, the Indenture permits the Servicer, subject to certain requirements, to make substitutions in replacement of Defaulted Contracts or modify Contracts; provided, that (x) the Substitute Contract, or the Contract as modified, has a Contract Balance not lower than the Contract Balance of the substituted Contract, or the Contract prior to such modification, as the case may be, and (y) the aggregate, cumulative Contract Balance of such substituted or modified Contracts may not exceed 10% of the Maximum Collateral Amount.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

              For its servicing of the Contracts, the Servicer will receive servicing compensation equal to the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date). For so long as ABS is the Servicer, the payment of the Servicing Fee will be subordinate to payments on the Notes.

              The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trustee for the benefit of the Noteholders, additional administrative services performed by the Servicer on behalf of the Trustee for the benefit of the Noteholders and expenses paid by the Servicer on behalf of the Trustee for the benefit of the Noteholders.

              The Servicer, on behalf of the Trustee for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any insurance policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Indenture. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Users, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities, maintaining the perfected security interest of the Trustee in the Equipment and the Contracts.

EVIDENCE AS TO COMPLIANCE

              The Indenture requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee and the Rating Agency with respect to the fiscal year ending in 1998, and annually as of the same month and day thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Reports delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Indenture, that the information contained in the Servicer's Reports does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before 90 days following the end of each fiscal year, commencing 90 days from the end of the fiscal year ending in 1998, the Servicer shall deliver to the Trustee and each Rating Agency a copy of such statement.

              The Indenture will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee not later than 90 days after the end of each fiscal year, signed by a Servicing Officer on behalf of the Servicer and dated as of the last day of such fiscal year, stating that
(a) a review of the activities of the Servicer and the Servicer's performance under the Indenture for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that the Servicer could be terminated as such under the terms of the Receivables Transfer Agreement or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

              The Servicer is also required to furnish to the Trustee, and the Trustee is required to furnish to the Noteholders, copies of the Servicer's annual audited and quarterly unaudited financial statements.

              The Indenture will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for performing the Trustee's duties under the Indenture or for enforcement actions as can be generated by the Servicer's existing data processing system.

SERVICER NOT TO RESIGN

              The Indenture will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

              EVENTS OF DEFAULT AND NOTICE THEREOF.

              The following events will be defined in the Indenture as "Events of Default":

              (a) default in making Principal Payments or Interest Payments when such become due and payable;

              (b) default in the performance, or breach, by either Issuer of certain negative covenants limiting its actions;

              (c) default in the performance, or breach, of any other covenant of either Issuer in the Indenture, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of the Issuer first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Issuer or (iii) the holders of a majority of the then Outstanding Principal Balance of the Notes giving written notice thereof to the Issuers and the Trustee;

              (d) if any representation or warranty of either Issuer made in the Indenture or the Receivables Transfer Agreement or any other writing provided to the holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by either Issuer will be deemed to be "material" only if it negatively affects the Noteholders, the enforceability of the Indenture or of the Notes; or

              (e) insolvency or bankruptcy events relating to either Issuer.

              The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods).

              If an Event of Default under an Indenture of the kind specified in clause (e) above occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. If any other Event of Default occurs and is continuing, then the Trustee will, if so directed by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Balance of the Notes, or the holders of such percentages of the then Outstanding Principal Balance of such Notes may declare the unpaid principal amount of all the Notes to be due and payable immediately, together with all accrued and unpaid interest thereon. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the Trust Estate unless such sale is for an amount greater than or equal to the Outstanding Principal Balance of the Notes unless directed to do so by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Balance of the Notes.

              Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

              First to the payment of all costs and expenses of collection incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);

              Second to the payment of all Servicer's Fees then due to such person;

              Third first, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class A-1 Notes, Class A-2 Notes, and Class A-3 Notes pro-rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate and Class A-3 Interest Rate, respectively, second to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class M Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class M Interest Rate, third, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, fourth, to the payment of the Outstanding Principal Balance of the Class A Notes, pro-rata, to the date of payment thereof, fifth, to the payment of the Outstanding Principal Balance of the Class M Notes to the date of payment thereof, and sixth, to the payment of the Outstanding Principal Balance of the Class B Notes; provided, that the Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Noteholder;

              Fourth to the payment of amounts then due to the Trustee under the Indenture and not paid pursuant to clause First above; and

              Fifth to the payment of the remainder, if any, to the Issuers or any other Person legally entitled thereto.

              The Issuers will be required to furnish annually to the Trustee, a statement of certain officers of the Issuers to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying such default.

              The Indenture will provide that the holders of 66-2/3 % in aggregate principal amount of the Notes will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity.

              MODIFICATION OF THE INDENTURE. With certain exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66 2/3% in Outstanding Principal Balance of the Notes; but no such modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the holder of each Note so affected or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture.

              SERVICER EVENTS OF DEFAULT. The following events and conditions shall be defined in the Sales and Servicing Agreement as "Servicer Events of Default":

              (a) failure on the part of the Servicer to remit to the Trustee within _____ Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Indenture;

              (b) so long as Advanta Business Services Corp. is the Servicer, failure on the part of Advanta Business Services Corp. to pay to the Trustee on the date when due, any payment required to be made by Advanta Business Services Corp. pursuant to the Indenture or the Receivables Transfer Agreement;

              (c) default on the part of either the Servicer or (so long as Advanta Business Services Corp. is the Servicer) Advanta Business Services Corp. in its observance or performance in any material respect of certain covenants or agreements in the Receivables Transfer Agreement or in the Indenture;

              (d) if any representation or warranty of Advanta Business Services Corp. made in the Receivables Transfer Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Advanta Business Services Corp. in such Receivables Transfer Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided, further, that such material breach of any representation or warranty made by Advanta Business Services Corp. in the Receivables Transfer Agreement with respect to any of the Contracts or the Equipment subject thereto will not constitute a Servicer Event of Default if Advanta Business Services Corp. repurchases such Contract and Equipment in accordance with the Receivables Transfer Agreement to the extent provided therein;

              (e) certain insolvency or bankruptcy events relating to the Servicer;

              (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $1,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $1,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

              (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $1,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

              SERVICER TERMINATION. So long as a Servicer Event of Default under the Sales and Servicing Agreement is continuing, the Trustee shall, upon the instructions of the holders of 66-2/3% in Outstanding Principal Balance of the Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but the Servicer's obligations which shall survive any such termination) under Indenture. On the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Indenture to take any action with respect to any Contract or Equipment will cease and the same will pass to and be vested in the Trustee pursuant to and under the Indenture.


                       PREPAYMENT AND YIELD CONSIDERATIONS

              On each Payment Date prior to the Amortization Date, all amounts remaining on deposit in the Collection Account after making certain payments as described herein and amounts on deposit in the Additional Property Funding Account will be disbursed by the Trustee in consideration of the pledge of Additional Property relating to Contracts having an Aggregate Contract Balance on such Payment Date equal as nearly as practicable to such amounts. Beginning with the Amortization Date, to the extent of Available Funds, an amount equal to Class A Principal Payment, the Class M Principal Payment and the Class B Principal Payment shall be due as principal to the holders of the Class A Notes, the Class M Notes and the Class B Notes as described herein.

              Following the Interest-Only Period, the rate of principal payments on the Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount into the Collection Account.

              The Contracts which are leases in form generally do not provide for the right of the User to prepay. Under the Indenture, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

              The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, and the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Noteholders. The yield to Noteholders will be affected by lags between the time interest accrues to Noteholders and the time the related interest income is received by the Noteholders. See "Risk Factors - Maturity and Prepayment Considerations" herein.

              The following chart sets forth the percentage of the Initial Principal Balance of the Class A, Class M and Class B Notes which would be outstanding on the Payment Dates set forth below assuming a CPR of __% and __%, respectively and were calculated using the Statistical Discount Rate. Such information is hypothetical and is set forth for illustrative purposes only. The CPR ("Conditional Payment Rate") assumes that a fraction of the Aggregate Contract Balance is prepaid on each Calculation Date, which implies that each Contract is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract pool. The CPR measures prepayments based on the outstanding discounted present value of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The

CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of Scheduled Payments as of the Cut-Off Date, assumes that the Issuers do not exercise its option to redeem the Notes and assumes the Closing Date is _____________, the first Payment Date is ______________, all Pre-Funding Account moneys are used and no Required Amortization Event occurs.

       PERCENTAGE OF THE INITIAL CLASS A-1, A-2, A-3, CLASS M AND CLASS B
                OUTSTANDING AT THE RESPECTIVE CPR SET FORTH BELOW

===============================================================================================================================
     Payment                               0% CPR                                               12% CPR
      Date
                   ------------------------------------------------------------------------------------------------------------
                    Class A-1  Class A-2  Class A-3  Class M   Class B   Class A-1   Class A-2   Class A-3   Class M   Class B
                   ------------------------------------------------------------------------------------------------------------
                            %          %          %         %        %           %           %           %          %         %
-------------------------------------------------------------------------------------------------------------------------------
  Closing Date
-------------------------------------------------------------------------------------------------------------------------------
  January, 1998
-------------------------------------------------------------------------------------------------------------------------------
 February, 1998
-------------------------------------------------------------------------------------------------------------------------------
   March, 1998
-------------------------------------------------------------------------------------------------------------------------------
   April, 1998
-------------------------------------------------------------------------------------------------------------------------------
    May, 1998
-------------------------------------------------------------------------------------------------------------------------------
   June, 1998
-------------------------------------------------------------------------------------------------------------------------------
   July, 1998
-------------------------------------------------------------------------------------------------------------------------------
  August, 1998
-------------------------------------------------------------------------------------------------------------------------------
 September, 1998
-------------------------------------------------------------------------------------------------------------------------------
  October, 1998
-------------------------------------------------------------------------------------------------------------------------------
 November, 1998
-------------------------------------------------------------------------------------------------------------------------------
 December, 1998
-------------------------------------------------------------------------------------------------------------------------------
  January, 1999
-------------------------------------------------------------------------------------------------------------------------------
 February, 1999
-------------------------------------------------------------------------------------------------------------------------------
   March, 1999
-------------------------------------------------------------------------------------------------------------------------------
   April, 1999
-------------------------------------------------------------------------------------------------------------------------------
    May, 1999
-------------------------------------------------------------------------------------------------------------------------------
   June, 1999
-------------------------------------------------------------------------------------------------------------------------------
   July, 1999
-------------------------------------------------------------------------------------------------------------------------------
  August, 1999
-------------------------------------------------------------------------------------------------------------------------------
 September, 1999
-------------------------------------------------------------------------------------------------------------------------------
  October, 1999
-------------------------------------------------------------------------------------------------------------------------------
 November, 1999
-------------------------------------------------------------------------------------------------------------------------------
 December, 1999
-------------------------------------------------------------------------------------------------------------------------------
  January, 2000
-------------------------------------------------------------------------------------------------------------------------------
 February, 2000
-------------------------------------------------------------------------------------------------------------------------------
   March, 2000
-------------------------------------------------------------------------------------------------------------------------------
   April, 2000
-------------------------------------------------------------------------------------------------------------------------------
    May, 2000
-------------------------------------------------------------------------------------------------------------------------------
   June, 2000
-------------------------------------------------------------------------------------------------------------------------------
   July, 2000
-------------------------------------------------------------------------------------------------------------------------------
  August, 2000
-------------------------------------------------------------------------------------------------------------------------------
 September, 2000
-------------------------------------------------------------------------------------------------------------------------------
  October, 2000
-------------------------------------------------------------------------------------------------------------------------------
 November, 2000
-------------------------------------------------------------------------------------------------------------------------------
 December, 2000
-------------------------------------------------------------------------------------------------------------------------------
  January, 2001
-------------------------------------------------------------------------------------------------------------------------------
 February, 2001
-------------------------------------------------------------------------------------------------------------------------------
   March, 2001
-------------------------------------------------------------------------------------------------------------------------------
   April, 2001
-------------------------------------------------------------------------------------------------------------------------------
    May, 2001
-------------------------------------------------------------------------------------------------------------------------------
   June, 2001
-------------------------------------------------------------------------------------------------------------------------------
   July, 2001
-------------------------------------------------------------------------------------------------------------------------------
  August, 2001
-------------------------------------------------------------------------------------------------------------------------------
 September, 2001
-------------------------------------------------------------------------------------------------------------------------------
  October, 2001
-------------------------------------------------------------------------------------------------------------------------------
 November, 2001
-------------------------------------------------------------------------------------------------------------------------------
 December, 2001
-------------------------------------------------------------------------------------------------------------------------------
  January, 2002
-------------------------------------------------------------------------------------------------------------------------------
 February, 2002
-------------------------------------------------------------------------------------------------------------------------------
   March, 2002
-------------------------------------------------------------------------------------------------------------------------------
   April, 2002
-------------------------------------------------------------------------------------------------------------------------------
    May, 2002
-------------------------------------------------------------------------------------------------------------------------------

       PERCENTAGE OF THE INITIAL CLASS A-1, A-2, A-3, CLASS M AND CLASS B
                OUTSTANDING AT THE RESPECTIVE CPR SET FORTH BELOW

===============================================================================================================================
     Payment                               0% CPR                                               12% CPR
      Date
                   ------------------------------------------------------------------------------------------------------------
                    Class A-1  Class A-2  Class A-3  Class M   Class B   Class A-1   Class A-2   Class A-3   Class M   Class B
                   ------------------------------------------------------------------------------------------------------------
                            %          %          %         %        %           %           %           %          %         %
-------------------------------------------------------------------------------------------------------------------------------
   June, 2002
-------------------------------------------------------------------------------------------------------------------------------
   July, 2002
-------------------------------------------------------------------------------------------------------------------------------
  August, 2002
-------------------------------------------------------------------------------------------------------------------------------
 September, 2002
-------------------------------------------------------------------------------------------------------------------------------
  October, 2002
-------------------------------------------------------------------------------------------------------------------------------
 November, 2002
-------------------------------------------------------------------------------------------------------------------------------
 December, 2002
-------------------------------------------------------------------------------------------------------------------------------
  January, 2003
-------------------------------------------------------------------------------------------------------------------------------
 February, 2003
-------------------------------------------------------------------------------------------------------------------------------
   March, 2003
-------------------------------------------------------------------------------------------------------------------------------
   April, 2003
-------------------------------------------------------------------------------------------------------------------------------
    May, 2003
-------------------------------------------------------------------------------------------------------------------------------
   June, 2003
-------------------------------------------------------------------------------------------------------------------------------
   July, 2003
-------------------------------------------------------------------------------------------------------------------------------
  August, 2003
-------------------------------------------------------------------------------------------------------------------------------
 September, 2003
-------------------------------------------------------------------------------------------------------------------------------
  October, 2003
-------------------------------------------------------------------------------------------------------------------------------
 November, 2003
-------------------------------------------------------------------------------------------------------------------------------
 December, 2003
-------------------------------------------------------------------------------------------------------------------------------
  January, 2004
-------------------------------------------------------------------------------------------------------------------------------
 February, 2004
-------------------------------------------------------------------------------------------------------------------------------
   March, 2004
-------------------------------------------------------------------------------------------------------------------------------
   April, 2004
-------------------------------------------------------------------------------------------------------------------------------
     WEIGHTED
     AVERAGE
  LIFE(1)(YEARS)
-------------------------------------------------------------------------------------------------------------------------------

--------------------------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Balance of the respective Note by the number of years from the Closing Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Balance.

              For the 0% CPR and 12% CPR scenarios, if the Issuer exercises its option to redeem the Notes, the average life of the Class A-1 Notes; Class A-2 Notes; Class A-3 Notes; Class M Notes and Class B Notes would be ___ years and ___ years; ___ years and ___ years; ___ years and ___ years; ___ years and ___ years and ___ years and ___ years, respectively.

              The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Issuers may also remove each Trustee if such Trustee ceases to be eligible to continue as such under the Indenture, fails to perform in any material respect its obligations under such Indenture, or becomes insolvent. In such circumstances, the Issuers will be obligated to appoint a successor Trustee.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

              The following is a general discussion of material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Notes or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.


              The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel to the Issuer ("Federal Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Federal Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.



               Federal Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.



               CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS. In the opinion of Federal Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Notes is as indebtedness for federal income tax purposes.



               Although it is the opinion of Federal Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on such Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.


              If, alternatively, the Notes were treated as an equity interest in the Issuer, distributions on the Notes probably would not be deductible in computing the taxable income of the Issuer and all or a part of distributions to the holders of the Notes probably would be treated as dividend income to those holders. Such an Issuer-level tax could result in a reduced amount of cash available for distributions to the holders of the Notes.

              TAXATION OF INTEREST INCOME OF NOTEHOLDERS. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

              Original Issue Discount. It is not anticipated that the Notes will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of Note multiplied by its expected weighted average life.

              Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

              The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

              Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

              Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

              SALE OR EXCHANGE OF NOTES. If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.

              BACKUP WITHHOLDING WITH RESPECT TO NOTES. Payments of interest and principal, together with payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

              FOREIGN INVESTORS IN NOTES. Certain U.S. Federal Income Tax Documentation Requirements. A beneficial owner of Notes holding securities through CEDEL of Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i)each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

              Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

              Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

              Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

              Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

              U.S. Federal Income Tax Reporting Procedure. The owner of a Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

              On April 22, 1996 the IRS issued proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

              The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.


              STATE, LOCAL AND OTHER TAXES. Investors are urged to consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.



              THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.



                              ERISA CONSIDERATIONS

              The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.

              Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto (each "Benefit Plan") and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R.
Section 2510.3101 (the "Plan Asset Regulations"), the assets of the

Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Notes are treated as indebtedness for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers," PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23 regarding transactions effected by In-House Asset Managers. Each investor using assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

              Insurance companies considering the purchase of the Notes should also consult their own counsel as to the application of the recent decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S.Ct. 517 (1993)) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of ERISA plans under certain circumstances.

              Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Notes, including the availability of any administrative exemptions from the prohibited transaction rules.


                                  UNDERWRITING

              Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Notes, the Sponsor and the Issuers have agreed to sell and Salomon Brothers Inc (the "Underwriter") has agreed to purchase the Notes.

              The Issuers have been advised by the Underwriter, that the Underwriter proposes initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price, less a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note, ___% per Class A-3 Note, ___% per Class M Note and ___% per Class B Note. The Underwriter may allow and such dealers may reallow to other dealers a discount not in excess of ____% per Class A-1 Note, ___% per Class A-2 Note, ___% per Class A-3 Note, ___% per Class M Note and ___% per Class B Note. After the initial public offering, the public offering price may be changed.

              The Underwriter will represent and agree that:

              (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

              (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

              (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

              The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

              The Issuers have been advised by the Underwriter that the Underwriter presently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

              In connection with the offering of the Notes, the Underwriter and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price.


                              RATINGS OF THE NOTES

              It is a condition to the issuance of the Notes that the Class A Notes be rated at least "___," that the Class M Notes be rated at least "____" and that the Class B Notes be rated at least "___" by Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Investors Service, L.P. ("Fitch"), respectively (each a "Rating Agency").

              Each such rating, will reflect only the views of the related Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Trust Estate. The ratings are not a recommendation to purchase, hold or sell the related Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes by the Stated Maturity Date. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Contract Prepayments on the return of principal to the Noteholders.

                                 INDEX OF TERMS

TERM(S)                                                                  PAGE(S)
-------                                                                  -------


ABR LLC                                                                   1,4,23
ABS                                                                          1,6
Account                                                                       38
Actual Discount Rate                                                           5
Additional Contracts                                                           2
Additional Equipment                                                           2
Additional Property                                                            2
Additional Property Funding Account                                           38
Advance Payment Account                                                       38
Advance Payments                                                              38
Advances                                                                      19
Affirmative Covenants                                                         13
Aggregate Contract Balance                                                     6
Aggregate Net Cumulative Contract Balance Decline Amount                      34
ALRC III                                                                  1,4,23
Amortization Date                                                              2
Amortization Period                                                           15
Asset-Backed Debt                                                              6
Available Additional Property Funding Amount                               14,32
Available Funds                                                            17,35
Available Reserve Amount                                                   18,36
Benefit Plan                                                                  51
Business Day                                                                   4
Calculation Date                                                               4
Capitalized Interest Account                                                8,38
Cede                                                                           3
CEDEL                                                                          3
Class                                                                          1
Class A Initial Principal Balance                                              5
Class A Note Interest                                                          9
Class A Noteholders                                                            2
Class A Notes                                                                1,4
Class A Overdue Interest                                                       9
Class A Overdue Principal                                                     18
Class A Percentage                                                            11
Class A Pre-Funding Percentage                                                 8
Class A Principal Balance                                                      5
Class A Principal Payment                                                     10
Class A Target Investor Principal Amount                                      10
Class A-1 Initial Principal Balance                                            5
Class A-1 Interest Rate                                                        5
Class A-1 Note Factor                                                         40
Class A-1 Notes                                                              1,4
Class A-1 Overdue Principal                                                   10
Class A-1 Principal Balance                                                    5
Class A-2 Initial Principal Balance                                            5
Class A-2 Interest Rate                                                        5
Class A-2 Note Factor                                                         40
Class A-2 Notes                                                              1,4
Class A-2 Overdue Principal                                                   10
Class A-2 Principal Balance                                                    5
Class A-3 Initial Principal Balance                                            5
Class A-3 Interest Rate                                                        5
Class A-3 Note Factor                                                         40

Class A-3 Notes                                                              1,4
Class A-3 Overdue Principal                                                   10
Class A-3 Principal Balance                                                    5
Class B Floor                                                                 11
Class B Initial Principal Balance                                              5
Class B Interest Rate                                                          5
Class B Note Factor                                                           40
Class B Note Interest                                                          9
Class B Noteholders                                                            2
Class B Notes                                                                1,4
Class B Overdue Interest                                                       9
Class B Overdue Principal                                                     10
Class B Percentage                                                            11
Class B Pre-Funding Percentage                                                 8
Class B Principal Balance                                                      5
Class B Principal Payment                                                     10
Class B Target Investor Principal Amount                                      11
Class M Initial Principal Balance                                              5
Class M Interest Rate                                                          5
Class M Note Factor                                                           40
Class M Note Interest                                                          9
Class M Noteholders                                                            2
Class M Notes                                                                1,4
Class M Overdue Interest                                                       9
Class M Overdue Principal                                                     10
Class M Percentage                                                            11
Class M Pre-Funding Percentage                                                 8
Class M Principal Balance                                                      5
Class M Principal Payment                                                     10
Class M Target Investor Principal Amount                                      10
Closing Date                                                                   4
Code                                                                          48
Collateral Factor                                                             40
Collection Account                                                         14,32
Collection Period                                                              9
Commission                                                                     1
Conditional Payment Rate                                                      45
Contract Balance                                                               5
Contract Files                                                                 6
Contract Principal                                                            34
Contracts                                                                   1,11
Cumulative Loss Amount                                                     11,32
Cut-Off Date                                                                   4
Defaulted Contract                                                         11,17
Defaulted Residual Receipts                                                12,25
Delinquent Contract                                                           19
Denominations                                                                  4
Determination Date                                                             9
Discounted Present Value of the Contracts                                      5
DTC                                                                            3
Eligible Investments                                                          39
Equipment                                                                   1,11
Equity Interest                                                               52
ERISA                                                                      20,51
ERISA Considerations                                                          20
Euroclear                                                                      3
Event of Default                                                               8
Event of Servicing Termination                                                 8
Excess Amount                                                              12,24
Exchange Act                                                                   3
Expected Maturity                                                              6
Federal Income Tax Considerations                                             20
Federal Tax Counsel                                                           48
Final Contract Payment                                                     12,24

Fitch                                                                      20,53
Flow of Funds                                                               9,14
Funding Termination Date                                                    8,38
Indenture                                                                     13
Initial Contracts                                                              6
Initial Period                                                             17,35
Initial Pre-Funded Amount                                                    1,7
Initial Principal Balances                                                     5
Initial Property                                                               6
Interest Accrual Period                                                     9,31
Interest Payments                                                           9,31
Interest Rate                                                                  5
Interest-Only Period                                                         2,9
IRS                                                                           49
Issuers                                                                      1,4
Limited Obligations                                                            6
Material Risks                                                                20
Maximum Collateral Amount                                                  13,34
Modifications                                                                 19
Moody's                                                                    20,53
Net Residual Value                                                            26
Nonrecoverable Advances                                                       19

Non-U.S. Person                                                               51

Noteholders                                                                    2
Notes                                                                        1,4
OID                                                                           49
Original Aggregate Contract Balance                                        11,26
Outstanding Principal Balance                                               9,31
Payment Date                                                              2,9,31
Plan Asset Regulations                                                        51
Predecessor Contract                                                          25
Pre-Funding Account                                                       1,7,38
Pre-Funding Contract Balance                                                   8
Pre-Funding Period                                                             7
Prepayment Amount                                                          12,25
Principal Balance                                                              7
Principal Payments                                                          9,31
Prospectus                                                                     2
Prospectus Supplement                                                          2
PTCE                                                                          52
Purchase Option Contracts                                                  12,24
Purchase Option Equipment                                                  12,24
Purchase Option Payments                                                   12,24
Rating                                                                        20
Rating Agency                                                              20,53
Receivables                                                                    1
Receivables Transfer Agreement                                                 7
Record Date                                                                 9,31
Redemption                                                                    13
Registration Statement                                                         2
Reinstated Contract                                                           35
Release Event                                                              17,35
Required Amortization Event                                                    8
Required Reserve Amount                                                    18,36
Reserve Account                                                            18,36
Residual Interest                                                              7
Residual Receipts                                                             12
S&P                                                                        20,53
Scheduled Payments                                                             6
Securities Act                                                                 2
Securities Offered                                                             4
Security Deposit                                                           17,35
Senior Subordinates                                                            4
Servicer                                                                       6
Servicer Advance                                                           19,39
Servicer Events of Default                                                    44
Servicer Fee                                                                  18
Servicer Fee Percentage                                                       18
Servicing                                                                     18

Servicing Charges                                                             19
Sponsor                                                                      1,6
Stated Amortization Date                                                       2
Stated Maturity                                                                6
Stated Maturity Date                                                         2,6
Statistical Discount Rate                                                     11
Subordination Provisions                                                      16
Substitute Contract                                                           25
Substitution                                                                  19
Supplementary Report                                                          42


Trust Estate                                                                 1,6
Trustee                                                                      1,9
UCC                                                                            7
Underwriter                                                                   52
Underwriting Agreement                                                        52

U.S. Person                                                                   51

User                                                                           6

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SPONSOR OR THE ISSUERS OR ANY AFFILIATE THEREOF OR THE TRUST ESTATE SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION..................................................      2
REPORTS TO NOTEHOLDERS.................................................      3
SUMMARY OF TERMS.......................................................      4
MATERIAL RISKS.........................................................     21
THE ISSUERS............................................................     23
USE OF PROCEEDS........................................................     23
THE TRUSTEE............................................................     23
THE TRUST ESTATE.......................................................     24
DESCRIPTION OF THE NOTES...............................................     31
PREPAYMENT AND YIELD CONSIDERATIONS....................................     45
MATERIAL FEDERAL INCOME TAX
  CONSIDERATIONS.......................................................     48
ERISA CONSIDERATIONS...................................................     51
UNDERWRITING...........................................................     52
RATINGS OF THE NOTES...................................................     53
INDEX OF TERMS.........................................................      i


                                   PROSPECTUS

                                  _____________
                                  _____________
                                  _____________

Until _____, _____ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement. This is in addition to the obligation of dealers to deliver a Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.





                              $____________________


                                Advanta Business
                                 Services Corp.
                                     Sponsor

                        $____________________% Class A-1
                Equipment Receivables Asset-Backed Notes, Series
                                     _____

                        $____________________% Class A-2
                Equipment Receivables Asset-Backed Notes, Series
                                      _____

                        $____________________% Class A-3
                Equipment Receivables Asset-Backed Notes, Series
                                      _____

                         $____________________% Class M
                Equipment Receivables Asset-Backed Notes, Series
                                      _____

                         $____________________% Class B
                Equipment Receivables Asset-Backed Notes, Series
                                      _____



                                   PROSPECTUS
                                   SUPPLEMENT












                             Dated __________, _____